UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ] Soliciting Material Pursuant to §240.14a-12

COSTAR GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 20, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of CoStar Group, Inc., to be held at 10:00 a.m., local time, on Wednesday, June 3, 2015 at 1331 L Street N.W., Washington, DC 20005.

At the Annual Meeting, you will be asked (1) to elect the seven directors named in the Proxy Statement, (2) to approve the amendment and restatement of the CoStar Group, Inc. Employee Stock Purchase Plan (“ESPP”) to increase the number of shares authorized for issuance thereunder, (3) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015, and (4) to approve, on an advisory basis, CoStar Group, Inc.’s executive compensation. The accompanying Notice of 2015 Annual Meeting of Stockholders and Proxy Statement describe these matters.

The Board of Directors recommends that stockholders vote in favor of each of the director nominees and the other proposals.

Important Notice Regarding the Availability of Proxy Materials
for the 2015 Annual Meeting of Stockholders:

We are mailing many of our stockholders a Notice of Internet Availability of Proxy Materials rather than a full set of our proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, as well as instructions on how to obtain a paper copy of the full set of proxy materials if a stockholder so desires. This process is more environmentally friendly and may reduce our costs to print and distribute these materials to stockholders. All stockholders who do not receive this Notice of Internet Availability, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full set of our proxy materials by mail.

In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you receive a complete set of proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save CoStar the extra expense associated with additional solicitation. Voting your shares over the Internet or otherwise will not prevent you from attending the meeting, revoking your proxy, or voting your stock in person.

Sincerely,

ANDREW C. FLORANCE
Chief Executive Officer and President

COSTAR GROUP, INC.

April 20, 2015
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 3, 2015

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of CoStar Group, Inc. (“CoStar”, “we” or the “Company”) will be held at 1331 L Street, N.W., Washington, DC 20005, at 10:00 a.m., local time, on Wednesday, June 3, 2015, for the following purposes:

1.	To elect the seven directors named in the Proxy Statement to hold office until the next Annual Meeting of Stockholders, or until their respective successors are elected and qualified;

2.	To approve the amendment and restatement of the ESPP to increase the number of shares authorized for issuance thereunder;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015;

4.	To approve, on an advisory basis, the Company’s executive compensation; and

5.	To transact any other business properly presented before the Annual Meeting.

The Board of Directors has fixed Friday, April 10, 2015 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. For specific instructions on voting, please refer to the instructions provided in your Notice of Internet Availability of Proxy Materials or, if you receive a complete set of our proxy materials by U.S. mail, on the proxy card.

INTERNET AVAILABILITY

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 20, 2015, we mailed to stockholders as of the record date a Notice Regarding the Availability of Proxy Materials. If you received a Notice by mail, you will not receive printed copies of the proxy materials, unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2014 Annual Report on Form 10-K (which we posted on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions in the Notice.

WE INVITE YOU TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE YOUR SHARES AS SOON AS POSSIBLE.

By Order of the Board of Directors,
JONATHAN COLEMAN
Secretary

NOTICE: Brokers are not permitted to vote on the election of directors, the amendment and restatement of the ESPP to increase the number of shares authorized for issuance thereunder or the advisory resolution on executive compensation without instructions from the beneficial owner, as discussed in more detail in the Proxy Statement. Therefore, if your shares are held through a brokerage firm, bank or other nominee, they will not be voted on these matters unless you affirmatively vote your shares in one of the ways described in the Notice.

Table of Contents

PROXY STATEMENT	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2015	1
OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM	1
PROXY VOTING AND REVOCATION	2
ATTENDING THE ANNUAL MEETING	3
Item 1 – ELECTION OF DIRECTORS	4
Board Composition	4
Nominees for the Board of Directors	5
Nominees’ Business Experience, Qualifications and Directorships	5
Item 2 – APPROVAL OF THE AMENDED AND RESTATED COSTAR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN	9
Overview	9
Description of the Employee Stock Purchase Plan	9
Certain U.S. Federal Income Tax Consequences	12
Item 3 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
Audit Committee Pre-Approval Policy	13
Item 4 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	15
OTHER MATTERS	17
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE 2016 ANNUAL MEETING	17
ADDITIONAL INFORMATION	17
Corporate Governance Matters	17
Board Meetings and Committees	20
Report of the Audit Committee	23
Director Compensation	24
Director Stock Ownership Policy	25
Executive Officers and Key Employees	26
Stock Ownership Information	29
Equity Compensation Plan Information	30
Compensation Committee Interlocks and Insider Participation	31
Compensation Committee Report	31
COMPENSATION DISCUSSION AND ANALYSIS	32
Executive Summary	32
Business Overview	32
Executive Compensation Plan and Performance Highlights	32
2014 Stockholder Outreach and Say on Pay Response	35
Executive Compensation Practices	39
Executive Compensation Program Objectives	40
Determining Executive Compensation	40
Elements of Compensation	43
Performance Measures and Time Horizons	43
2014 Base Salaries	44
2014 Annual Cash Incentive Program	45
2014 Annual Cash Incentive Awards	48
Commission Payments	49
Equity Incentive Plan	49

Target Equity Incentive Awards Granted in 2014	51
2013 Performance-Based Restricted Stock Awards Granted in 2014	53
2014 Multi-Year Performance Shares	53
2014 Stock Option Awards	55
Target Equity Incentive Awards Granted in 2015	55
2014 Performance-Based Restricted Stock Awards Granted in 2015	56
Compensation Decision Process	58
Other Compensation Policies and Practices	60
Executive Stock Ownership Policy	60
Equity Grant Practices	60
Recoupment (or “Clawback”) Policy	60
Anti-Hedging Policies	60
Termination and Change of Control Payments	60
Policy on Deductibility of Compensation	61
EXECUTIVE COMPENSATION TABLES AND DISCUSSION	62
Summary Compensation Table	62
Grants of Plan-Based Awards for Fiscal Year 2014	64
NARRATIVES TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE	66
Employment Agreements and Arrangements	66
Chief Executive Officer Employment Agreement	66
Equity Awards	66
Outstanding Equity Awards at 2014 Fiscal Year-End	67
Option Exercises and Stock Vested for Fiscal Year 2014	68
Potential Payments Upon Termination or Change of Control	68
Certain Relationships and Related Transactions	72
Section 16(a) Beneficial Ownership Reporting Compliance	72
Other Information	72
APPENDIX A – AMENDED AND RESTATED COSTAR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN	A-1
APPENDIX B – PROXY CARD	B-1

COSTAR GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 3, 2015

The Board of Directors (the “Board”) of CoStar Group, Inc. (“CoStar”, “we” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Wednesday, June 3, 2015, at the Company’s principal executive offices at 1331 L Street N.W., Washington, DC 20005, and at any adjournment or postponement of the Annual Meeting.

We are mailing the Notice Regarding the Availability of Proxy Materials to our stockholders eligible to vote at the Annual Meeting on or about April 20, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2015

The Notice of Meeting and this Proxy Statement are available on our corporate website at www.costargroup.com/investors/sec-filings and our 2014 Annual Report to stockholders is available on our corporate website at www.costargroup.com/investors/reports.

OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM

At the close of business on the record date, Friday, April 10, 2015, there were 32,408,415 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each of the seven director nominees and on each of the other proposals.

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares as of the record date constitutes a quorum (the minimum number of shares required to take action) for the Annual Meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum.

The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

Election of Directors.  Our Bylaws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “FOR” a director exceeds the number of shares voted “AGAINST” that director. Our Board of Directors has adopted a director resignation policy consistent with the majority voting standard in our Bylaws. The policy provides that an incumbent director who does not receive the requisite majority of the votes cast for his or her election shall tender his or her resignation to the Board of Directors. The Nominating & Corporate Governance Committee will then recommend to the Board, and the Board will decide, whether to accept or reject the resignation offer or take other action. In making its decision, the Board may consider any factors or information that it considers relevant. The Board will act on the recommendation of the Nominating & Corporate Governance Committee within 90 days following certification of the election results.

The majority voting standard does not apply, however, in a contested election, as further described in our Bylaws. The election of directors at the 2015 annual meeting will not be contested and each of the directors will be elected by a majority of votes cast.

Each of the Other Proposals.  Approval of each of the other proposals to be voted on at the Annual Meeting requires a majority of votes cast, which means that the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal.

Treatment of Abstentions

With respect to the election of directors and the other proposals, stockholders may vote or abstain from voting. Abstentions will not affect the outcome of the election of directors or the other proposals because they are disregarded in calculating the total number of votes cast. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

Treatment of Broker Non-Votes

If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has the discretion to vote on routine corporate matters (routine matters include ratification of the appointment of the Company’s independent registered public accounting firm) presented in the proxy materials without your specific voting instructions. For non-routine matters (non-routine matters include election of directors, approval of the amendment and restatement of the ESPP to increase the number of shares authorized for issuance thereunder and approval of the advisory resolution on executive compensation), your shares will not be voted without your specific voting instructions, resulting in a “broker non-vote.”

Broker non-votes will not affect the outcome of the election of directors or the other proposals because they are disregarded in calculating the total number of votes cast on the election of directors and each of the other proposals. Broker non-votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

PROXY VOTING AND REVOCATION

There are four ways you can vote:

1.
By Internet (www.proxyvote.com): You may vote over the Internet by following the instructions provided in the Notice or, if you receive a complete set of proxy materials by U.S. mail, by following the instructions on the proxy card.

2.	By Telephone: If you receive a complete set of proxy materials by U.S. mail, you may vote by telephone by following the instructions on your proxy card.

3.
By Mail: If you receive a complete set of proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

4.
In Person: If you are a stockholder as of the Record Date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking his or her earlier-submitted proxy or voting in person.

If you properly complete and execute your proxy card in one of the ways set forth above:

•	Your shares will be voted in accordance with your instructions.

•
If you sign, date and return the proxy card and there are any items for which you do not provide instructions, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” election of each of the director nominees, “FOR” approval of the amendment and restatement of the ESPP to increase the number of shares authorized for issuance thereunder, “FOR” ratification of the independent registered public accounting firm, and “FOR” approval of the advisory resolution on executive compensation.

You may revoke your proxy at any time before it is voted by:

•	delivering to the Corporate Secretary written notice that you are revoking your proxy;

•	submitting a properly executed proxy bearing a later date; or

•
attending the Annual Meeting and voting in person. If you are not the owner of record, but rather hold your shares through a broker or bank, you should take appropriate steps to obtain a legal proxy from the owner of record if you wish to attend and vote at the Annual Meeting.

Simply attending the Annual Meeting will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

ATTENDING THE ANNUAL MEETING

Only stockholders as of the record date, their proxy holders and our invited guests may attend the Annual Meeting. Beneficial owners whose ownership is registered under another party’s name and who plan to attend the Annual Meeting in person should obtain an admission ticket in advance by sending written requests, along with proof of beneficial ownership, such as a bank or brokerage firm account statement, to: Rich Simonelli, Vice President of Investor Relations, CoStar Group, Inc., 1331 L Street N.W., Washington, DC 20005. Beneficial owners who do not present valid admission tickets at the registration counter at the Annual Meeting will be admitted at CoStar’s sole discretion and may be required to verify share ownership, which may be established by providing a bank or brokerage firm account statement and photo identification, at the registration counter at the Annual Meeting. Stockholders as of the record date or their proxy holders who plan to attend the Annual Meeting may also be asked to present photo identification at the registration counter at the Annual Meeting to gain admittance to the Annual Meeting.

ITEM 1
ELECTION OF DIRECTORS

The Board has currently fixed the number of directors constituting the Board at eight. David Bonderman will not be standing for reelection. We thank Mr. Bonderman for his dedication and commitment to the Company over the past 20 years. In light of Mr. Bonderman’s decision, effective as of the date of the 2014 Annual Meeting of Stockholders, the Board has reduced the size of the Board to seven. However, the Company is currently conducting a search for an independent director and the Board plans to increase the size of the Board when a qualified candidate is nominated and appointed. The Nominating & Corporate Governance Committee has recommended and the Board has nominated the remaining seven out of the eight current directors for reelection, each of whom was last elected at the 2014 Annual Meeting of Stockholders. The persons named as proxy holders on the proxy card will vote your shares “FOR” each of the seven nominees unless you instruct otherwise on your proxy card.

Each of our directors elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until his successor is elected and qualified. We know of no reason why any nominee would be unable to serve. However, if any of the nominees should become unable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors may be voted for any other nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to match the actual number of nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. We did not receive any stockholder nominations for director in connection with the 2015 Annual Meeting.

BOARD COMPOSITION

Our Nominating & Corporate Governance Committee is responsible for reviewing and assessing with the Board the Board’s membership criteria. The criteria include independence; judgment; integrity; ability to commit sufficient time and attention to the activities of the Board; an individual's business experience, skills and background, including an understanding of and experience with commercial real estate, information services, and technology industries; finance and marketing expertise; and absence of potential conflicts with the Company’s interests. The Nominating & Corporate Governance Committee seeks a diversity of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. In addition, the Nominating & Corporate Governance Committee evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. This evaluation enables the Nominating & Corporate Governance Committee to assess its effectiveness at achieving these Board membership objectives.

We do not expect or intend that each director will have the same skills, experience and background. We expect that our Board members will have a diverse portfolio of skills, experiences and backgrounds and that each will contribute to the composition of the Board so that collectively the Board will possess the necessary skills, experience and background to oversee the business and affairs of the Company. Below is a list of key skills and experience that our directors bring to our Board that we consider important in light of our current business and structure. The directors’ individual biographies below describe each director’s most relevant experience, qualifications and skills.

•
Industry Expertise. We seek directors with experience in the commercial real estate, data provider and technology industries. Experience in those areas is valuable in understanding our growth and development efforts, as well as the market segments in which we operate.

•
Financial Expertise. We believe that an understanding of accounting and financial reporting processes is important because it assists our directors in understanding, advising and overseeing our investing activities, financial reporting and internal controls. We measure our operating performance by reference to financial targets. We expect all of our directors to be financially knowledgeable.

•
Mergers & Acquisitions Experience. We have grown over the years in part through mergers & acquisitions activity and believe directors who have a background in mergers & acquisitions transactions can provide insight into developing and implementing strategies for growing our operations through business combinations and also provide relevant input regarding our business strategy. Relevant experience in this area includes experience identifying and valuing proposed transactions, analyzing the ‘fit’ of a proposed acquisition target with the Company’s strategy, and integrating acquired companies with our existing operations.

•
Business Development. We expect to grow organically by identifying and developing new services and new markets for our services. Directors who have expertise in business development can provide insight into developing and implementing strategies for growing our business organically.

•
Public Company Board and Management Experience. Directors who have served on other public company boards and/or as executives of other public companies can offer advice and insight with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, and an understanding of good corporate governance practices and risk management.

•
Leadership Experience. Directors who have served in a leadership capacity or as executives at other companies provide valuable operational insight and can help the Board operate efficiently and effectively.

NOMINEES FOR THE BOARD OF DIRECTORS

The following table lists the seven director nominees and their current committee memberships:

Name	Employment	Years as a Director(1)	Committee Membership
Michael R. Klein	Chairman, CoStar Group, Inc.; Chairman, The Sunlight Foundation	28	Compensation; Nominating & Corporate Governance
Andrew C. Florance(2)	CEO & President, CoStar Group, Inc.	28	None
Michael J. Glosserman	Managing Member, The JBG Companies	7	Audit; Nominating & Corporate Governance
Warren H. Haber	Chairman of the Board & CEO, Founders Equity Inc.; Managing General Partner of FEF Management Services, LLC	20	Audit
John W. Hill	Founder & CEO, J Hill Group	3	Audit
Christopher J. Nassetta	CEO & President, Hilton Worldwide	13	Compensation; Nominating & Corporate Governance
David J. Steinberg	CEO, SnappCloud, Inc.	4	Audit
____________

(1)     Years of service include the current year of service.
(2) Executive Officer

NOMINEES’ BUSINESS EXPERIENCE, QUALIFICATIONS AND DIRECTORSHIPS

Michael R. Klein has been the Chairman of our Board of Directors since he and Mr. Florance started the Company in 1987. Mr. Klein also currently serves as Chairman of the board of directors and Chief Executive Officer of The Sunlight Foundation, a non-profit public education organization which he founded in 2005, and as Vice Chairman of the board of directors, Lead Director, Chairman of the compensation and corporate governance & nominating committees, and a member of the audit committee of Tutor Perini Corporation, a publicly-held construction company. From 1998 to 2011, he served on the board of directors of SRA International, Inc., a formerly publicly held provider of technology and strategic consulting services and solutions which was sold in June 2011. Mr. Klein is also a director of ASTAR Air Cargo, Inc. and ThinkFood Group, LLC, privately held companies. He also serves as Chairman of the board of directors of The Shakespeare Theatre Company, as a director of the American Himalayan Foundation, as a director of the NAACP Legal Defense and Education Fund, and as a trustee of the Aspen Music Festival and School and The Aspen Institute. From 1974 through 2005, he was a partner of the law firm now known as Wilmer Cutler Pickering Hale & Dorr, LLP. Mr. Klein received a B.B.A. and a J.D. from the University of Miami and an L.L.M. from Harvard University. Mr. Klein is 73 years old.

As a result of his service on our Board of Directors since the Company’s inception, Mr. Klein has extensive knowledge of the commercial real estate, data provider and technology industries, as well as the Company’s products, services and business strategies. In addition to his role and tenure on our Board, Mr. Klein brings to the Board of Directors extensive experience through his service over the past 28 years on the boards of directors of the foregoing and other publicly-held companies, as well as several privately held businesses and non-profit organizations, including in the role of Chairman and Lead Director. Mr. Klein’s experience gained as a result of his involvement as a founder, director and/or investor in those entities over the past 28 years, including active participation in their business development and management, enables him to contribute significantly to the oversight and governance of the Company. Mr. Klein also has three decades of service as a corporate and securities lawyer with significant participation in corporate financings and mergers & acquisitions allowing him to provide valuable insight when evaluating or overseeing the Company’s business and growth strategies.

Andrew C. Florance founded the Company in 1987. As President and CEO of CoStar, Mr. Florance has directed CoStar Group’s successful expansion from start-up, to its IPO in July 1998, to its market-leading position today with a staff in excess of 2,400 worldwide, a client base that includes the commercial real estate industry’s leading brokerage firms and property owners and an international service platform that includes the entire United States, London, England, other parts of the United Kingdom, Paris, France and Toronto, Canada. Mr. Florance is a recognized authority for analysis of commercial real estate markets. He is a frequent speaker on commercial real estate at industry events. He conceived and co-authored the study resulting in the 2010 launch of the CoStar Commercial Repeat-Sale Indices (CCRSI), which is believed to be the most comprehensive and thorough commercial real estate repeat-sale price index available in the market today. The study was recognized as “Best Manuscript” by the James R. Webb American Real Estate Society (ARES) Foundation. He also co-authored the first comprehensive analysis of leasing and sales activity in energy-efficient office buildings in the United States. The study, which was published in The Journal of Real Estate Portfolio Management, was selected by the ARES as the “Best Paper” published in this prestigious academic real estate journal in 2008. The groundbreaking study was also cited as a critical factor in the Company’s selection as the only commercial real estate-related company to win an ENERGY STAR award for excellence from the U.S. Environmental Protection Agency in 2009. In addition, Mr. Florance is the recipient of numerous other awards recognizing his accomplishments as an entrepreneur and corporate leader, including: Cornell Real Estate Review’s Real Estate Industry Executive of the Year for 2009; Transwestern’s 2007 Public Company Trendsetter of the Year for revolutionizing the way the commercial real estate industry gathers, analyzes and uses information on commercial property and markets; and Ernst & Young’s Entrepreneur of the Year award in 2000 for his pioneering work in real estate information services. Mr. Florance currently serves on the board of directors of Walker & Dunlop, Inc. He also serves on the board of directors of ARES, an association of real estate thought leaders, as a Trustee of the Shakespeare Theatre Company in Washington, D.C., on the board of directors of the Protestant Episcopal Cathedral Foundation, on the board of Children’s Hospital Foundation, as Co-Chair of the Children’s National Healing Garden campaign, and as Chairman of the Governing Board for Beauvoir, the National Cathedral Elementary School. Mr. Florance received a B.A. in economics from Princeton University. He is 51 years old.

As the founder of the Company and the only member of the Company’s senior management team who serves on our Board, Mr. Florance brings to the Board significant knowledge and understanding of the commercial real estate and information services industries, unique expertise on the Company’s products and services, and extensive leadership experience. Over his 28-year tenure with the Company, Mr. Florance has served as the Chief Executive Officer and has been actively involved in all facets of the Company’s business, including developing the Company’s products and services, identifying and developing markets for the Company’s products and services and identifying and integrating acquisition targets. This experience enables Mr. Florance to make significant contributions to the Company’s business development and strategy.

Michael J. Glosserman has served as a Managing Member of The JBG Companies, a real estate investment and development firm, since 1998, and is Chairman of its Executive Committee. He began his career as a staff attorney with the U.S. Department of Justice, shortly thereafter moving into commercial real estate investment and development with the Rouse Company in 1972 and then joining JBG in 1979. His non-professional affiliations include: Honorary Trustee, National Building Museum; Trustee, Federal City Council; and Advisory Board Member of the University of Pennsylvania Institute for Urban Research. He received a B.S. in economics from the Wharton School at the University of Pennsylvania and received his J.D. from the University of Texas Law School. He is 69 years old.

Mr. Glosserman has over 40 years of experience investing in, developing and owning commercial real estate. As a result of his experience, Mr. Glosserman brings to the Board significant business development, financial and commercial real estate industry expertise. As a user of commercial real estate information, Mr. Glosserman also provides the Board with a client’s perspective on the Company’s business development and mergers & acquisitions strategies, including valuable insight into the potential ‘fit’ of acquisition targets and the development and marketing of products and services.

Warren H. Haber has been, for more than 40 years, Chairman of the board and Chief Executive Officer of Founders Equity, Inc. and its affiliates, private investment concerns. Mr. Haber is also Managing General Partner of FEF Management Services, LLC, which manages Founders Equity SBIC I, L.P. and Founders Equity NY L.P, and a Partner of Founders Property LLC, an affiliate of FEF Management Services, LLC. Mr. Haber served on the board of directors of Warnex, Inc. (Toronto Stock Exchange) and currently serves on the boards of directors of several privately-held companies, including Core BTS (formerly known as Core Business Solutions); Richardson Foods, Inc.; Stone Source, Inc.; and Pay-O-Matic, Inc. Mr. Haber currently serves as a Trustee of LEDA (Leadership Enterprise for a Diverse America), as a Trustee on the Board of Overseers, on the Executive Committee of the Mailman School of Public Health at Columbia University, and as a Council Member of The University Club (NYC), for which he also previously served as Chairman of the finance committee. Mr. Haber holds a BBA in finance from Baruch College. He is 74 years old.

Through his more than 40 years of investment banking experience, Mr. Haber has served as an executive officer and/or director of a number of portfolio companies. As a result of his experience, he brings financial and business development expertise to the Company’s Board, leadership experience, as well as public company board and management experience. The Board also draws upon Mr. Haber’s mergers & acquisitions experience when developing strategies for business combinations and integrating acquired companies. Through his 20 years of service on the Board, Mr. Haber has also developed extensive knowledge of the commercial real estate and information services industries and the Company’s products, services and business strategies.

John W. Hill is Founder and Chief Executive Officer of J Hill Group, a professional services practice specializing in assisting clients in improving their management operations. As of November 2013, Mr. Hill was also named Chief Financial Officer of the City of Detroit, Michigan on a non-employment, personal services contract. Prior to starting his consulting practice, from 2004 to 2012, Mr. Hill served as Chief Executive Officer of Federal City Council, a non-profit, non-partisan organization dedicated to improving the Nation’s Capital. Mr. Hill has previously served in multiple other executive and financial leadership positions, including as Chief Executive Officer of In2Books, Inc. and as a Partner at Andersen, LLP. Mr. Hill currently serves as a trustee, and the Chair of the compensation committee and as a member of the audit and nominating & corporate governance committees of Chesapeake Lodging Trust, a publicly traded REIT, and he previously served as a member of the audit committees of various public companies, including Highland Hospitality Inc., and various private entities, including Prestwick Pharmaceuticals, Inc. Mr. Hill also serves as Treasurer on The Shakespeare Theatre Company board of trustees, and as Chair of the board of directors of the National Minority Aids Council. Mr. Hill received a B.S. in accounting from the University of Maryland, passed the CPA exam and became a Certified Public Accountant in 1977. He is 60 years old.

Through his current and previous positions, Mr. Hill has gained over 30 years of experience in accounting, auditing and financial matters, as well as significant management expertise. As a result of his extensive experience, Mr. Hill brings to the Board valuable financial knowledge and executive management experience.

Christopher J. Nassetta has been the President and Chief Executive Officer of Hilton Worldwide (fka Hilton Hotels Corporation), a global hospitality company, since December 2007. Mr. Nassetta currently serves on the board of directors of Hilton Worldwide. Prior to joining Hilton Worldwide, Mr. Nassetta served as the President and Chief Executive Officer of Host Hotels & Resorts (fka Host Marriott Corporation), a lodging real estate investment trust and owner of luxury and upper upscale hotels, from May 2000 to December 2007. Mr. Nassetta joined Host Hotels & Resorts in 1995 as Executive Vice President and was elected the Chief Operating Officer in 1997. Prior to joining Host Hotels & Resorts, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 until 1995, and he had previously served as Chief Development Officer and in various other positions with the Oliver Carr Company from 1984 through 1991. Mr. Nassetta serves as a member of the Real Estate Roundtable, as an Advisory Board member for the McIntire School of Commerce at the University of Virginia, and as Vice Chairman of the Corporate Fund for

The John F. Kennedy Center for the Performing Arts. Mr. Nassetta is a member of Federal City Council, a member of the Steering Committee of Partners for a New Beginning, a member of the Economic Club of Washington, D.C., and is on the boards of the International Youth Foundation (and the chair of its finance committee) and the Wolf Trap Foundation for the Performing Arts. Mr. Nassetta previously served on the board of directors of Host Hotels & Resorts. Mr. Nassetta received a degree in finance from the University of Virginia McIntire School of Commerce. Mr. Nassetta is 52 years old.

Through his current and previous positions, Mr. Nassetta brings to the Board significant operational and business development experience, mergers & acquisitions experience, public company board and management experience, leadership experience, as well as commercial real estate industry expertise. As a user of commercial real estate information, Mr. Nassetta also provides the Board with a client’s perspective on the Company’s business development and mergers & acquisitions strategies, including valuable insight into the potential “fit” of acquisition targets and the development and marketing of products and services.

David J. Steinberg has been the Chief Executive Officer of SnappCloud, Inc., a technology company that integrates online cloud software applications for distribution by large PC and software OEMs, since September 2009. From November 2008 to September 2009, Mr. Steinberg worked with investors and the board of directors of SnappCloud (formerly known as ARPU) on funding and revising the company’s operational focus. Prior to joining SnappCloud, Mr. Steinberg was the Chairman and Chief Executive Officer of SwapDrive, Inc., an online storage cloud solution from May 2001 to October 2008, during which time SwapDrive was sold to Symantec. Mr. Steinberg also founded bridge2bridge, where he helped companies at all stages with strategy in the areas of business development, channels, and capital formation. Prior to founding bridge2bridge, Mr. Steinberg was Vice President of BioNetrix Software, Inc., where he was responsible for worldwide sales and market development. Mr. Steinberg also previously served as the director of worldwide vertical channels at then start up Check Point Software, Inc. and as a founding member of SynOptics Communications, Inc. (which became Bay Networks after a merger), establishing SynOptics’ U.S. Eastern and federal systems operations. Mr. Steinberg serves on the boards of directors of four privately-held companies, SolSystems, Pendo, Inc., Radius Networks for which he serves as Chairman, and The Wireless Registry for which he serves as Chairman. He is a member of the advisory board of the Washington, DC venture capital firm Core Capital Partners, and he serves on the board of directors of the MidAtlantic Venture Association (MAVA). He also serves on the boards of directors of the following not-for-profit entities: SEED School of Washington, DC and We are Family, all located in Washington, DC. Mr. Steinberg received a B.S. in physiological psychology from the University of Cincinnati. Mr. Steinberg is 57 years old.

Mr. Steinberg has over 30 years of sales, technical and executive experience in the data communication, network security, and Internet services industries. As a result of his experience, Mr. Steinberg brings to the Board significant business development, marketing, and executive management experience, as well as significant Internet services industry, financial and growth strategies expertise.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES.

ITEM 2
APPROVAL OF THE AMENDED AND RESTATED COSTAR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
OVERVIEW
Our Board has unanimously approved the adoption of the amendment and restatement of the CoStar Group, Inc. Employee Stock Purchase Plan, which we refer to as the “ESPP,” to increase the number of shares authorized for issuance thereunder by 100,000 shares (from 100,000 shares to 200,000 shares). We adopted the ESPP for the benefit of eligible employees of the Company and its designated subsidiaries in order to allow them to purchase our common stock at a discounted price. We believe that the ESPP is in the best interest of stockholders, as it enhances broad-based employee stock ownership; enables the Company to attract, motivate and retain the best employees with a market-competitive benefit; and does so at a reasonable cost to stockholders. We are proposing an increase in the number of shares authorized and reserved for issuance under the ESPP to enable us to continue providing this benefit to new and current employees. No other changes are being made to the ESPP. The adoption of the amendment and restatement of the ESPP by our Board is subject to the approval of our stockholders. In this proposal, we are asking our stockholders to approve the amendment and restatement of the ESPP to increase the number of shares authorized for issuance thereunder at the Annual Meeting.
Our Board believes that the Company’s interests are best advanced by aligning stockholder and employee interests. The ESPP is intended to provide the Company’s and its subsidiaries’ eligible employees with an opportunity to participate in the Company’s success by permitting them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of our common stock at a discount from the market price.
As of April 1, 2015, there were 18,510 shares of common stock available for future awards under the ESPP, not including the 100,000 shares for which the Company is seeking stockholder approval. The proposed additional 100,000 shares represents potential dilution of approximately 0.3% as of December 31, 2014 (potential dilution for this purpose is determined by dividing the 100,000 additional shares by the total number of shares of the Company’s common stock outstanding as of December 31, 2014). The dilution attributable to the ESPP for fiscal 2014 was 0.04% (which was determined by dividing the number of shares issued under the ESPP during fiscal 2014 by the total number of shares of the Company’s common stock outstanding as of December 31, 2014). The Board believes that this is a reasonable amount of potential dilution and generally in line with, or even less dilution than, that of our peer companies.
We monitor our long-term dilution as a result of the ESPP by tracking the number of shares actually purchased and issued under the ESPP on an annual basis, expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans. Our average burn rate for fiscal years 2012, 2013 and 2014 was 0.04%.
Based upon the typical levels of participation in the ESPP over the last several years, we expect the additional 100,000 shares will be sufficient to cover purchases under the plan for at least the next seven years. In approving the increase to the share pool under the ESPP, the Board determined that reserving shares sufficient for approximately seven years of new purchases at historical rates is in line with the practice of our public peer companies.
The following description of the ESPP is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Appendix A. To the extent that there is a conflict between this summary and the actual terms of the ESPP, the terms of the ESPP will govern. References to “common stock” below mean the common stock, par value $0.01 per share, of the Company.
DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN
Purpose. The purpose of the ESPP is to provide eligible employees of the Company and its designated subsidiaries with an opportunity to become owners of the Company through the purchase of shares of common stock of the Company at a discount. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”).
Effective Date, Term. The ESPP originally became effective on July 1, 2006 and was further amended by the Board, effective, January 1, 2010. The amendment and restatement of the ESPP will become effective upon the approval of stockholders at the Annual Meeting. The ESPP may be terminated at any time by the Board.
Eligibility. Generally, employees of the Company and its designated subsidiaries who are employed on the first date of a given offering period are eligible to participate in such offering period under the ESPP provided that such employee is customarily employed for more than 20 hours per week and for more than five months in a calendar year. However, an employee will not be eligible to participate if, before commencing participation or as a result of participating, that employee holds or would hold five percent (5%) or more of the total combined voting power or value of the stock of the Company or any subsidiary. Further, no employee’s right to purchase common stock under the ESPP may accrue at a rate which exceeds the lesser of $25,000 per year of the fair market value of the stock or 100,000 shares of common stock in any offering period. As of April 1, 2015, approximately 2,300 employees were eligible to participate in the ESPP.
Administration, Amendment and Termination. The ESPP is administered by the Company’s Board of Directors or by a committee appointed by the board. The administrator may delegate day-to-day administration of the ESPP to one or more individuals. The administrator has the full power and authority to promulgate any rules and regulations which it deems necessary or advisable for the proper administration of the ESPP, to interpret the provisions and supervise the administration of the ESPP, to make factual determinations relevant to ESPP entitlements, and to take all action in connection with the administration of the ESPP as it deems necessary or advisable, consistent with any delegation from the Board.  The administration, interpretation or application of the ESPP by the administrator is final and binding upon all participants and all other persons.
The Board may amend the ESPP at any time; provided, however, that stockholder approval must be sought for any amendment which requires stockholder approval pursuant to section 423 of the Code and no amendment may be made that would cause the ESPP to fail to comply with the provisions of Section 423 of the Code. The Board may also terminate the ESPP at any time. Upon termination, all amounts in participant accounts will be refunded.
Number of Shares of Common Stock Available under the ESPP. Subject to adjustment as provided below, if this proposal is approved by stockholders, a maximum of 200,000 shares will be available for issuance pursuant to the ESPP. Shares issued under the ESPP may be from authorized but unissued common stock, shares held in the treasury of the Company or any other proper source as determined by the administrator. If the maximum number of shares issuable or available under the ESPP is insufficient for the elections made with respect to any particular offering, the administrator will allot the shares then available on a pro rata basis. In the event the Company’s outstanding shares of common stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Board or the committee administering the ESPP, the Board may make appropriate adjustments in the number and/or kind of shares, and the per-share exercise price thereof, which may be issued in the aggregate and to any participant upon exercise of options granted under the ESPP.
Enrollment and Contributions. Eligible employees may elect to participate in the ESPP by providing a payroll deduction authorization form to the Company and instructing the Company to withhold a specified percentage of the employee’s salary no later than 5:00 p.m., Eastern time, on the last business day prior to the commencement of the Offering Period. “Offering Periods” run from the second Saturday preceding each of the Company’s regular pay dates and ends on each of the Company’s regular pay dates. Unless an eligible employee files a new form or withdraws from the ESPP, the employee’s deductions and purchases will continue at the same rate for future offerings under the ESPP for so long as the employee remains eligible to participate in the ESPP. An eligible employee may authorize a salary deduction of any whole percentage up to a maximum of fifteen percent (15%) of the employee’s compensation (as defined in the ESPP). Subject to any limitations imposed by the administrator, eligible employees can increase, decrease or discontinue their deductions and corresponding participation in the ESPP for subsequent Offering Periods by filing new authorization forms (or in such other manner as permitted by the administrator) no later than 5:00 p.m., Eastern time, on the last business day prior to the commencement of the applicable Offering Period. If a participant elects to discontinue payroll deductions but does not elect to withdraw his or her funds from the ESPP, funds deducted prior to such election to discontinue participation will be used to purchase shares on the last day of the Offering Period.
Purchase of Shares. On the last business day of each offering period, each participating employee’s payroll deductions are used to purchase shares for the employee at a 10% discount from the closing price of the common stock on the last business day of the Offering Period. If, on the last day of an Offering Period, the number of shares of common stock to be purchased by all participants exceeds the number of shares available for purchase during the Offering Period, the Company will make a pro rata allocation of the shares remaining available for purchase. Any excess payroll deductions not applied to the purchase of shares will be refunded to each participant; provided that any amount representing a fractional share will be carried forward and applied to the next Offering Period (unless requested otherwise by the participant pursuant to procedures established by the administrator). As of April 1, 2015, the fair market value of our common stock was $197.66 per share. During any single year, no employee may purchase more than $25,000 of shares under the ESPP (based on market value on the applicable enrollment date(s)) or 100,000 shares in any offering period.
Withdrawal; Termination of Participation. Shares will be purchased automatically on the last day of the Offering Period for a participating employee who remains an eligible participant. Participation ends effective as of the first day of the Offering Period following a participant’s termination of employment with the Company for any reason, including retirement or death. After the purchase date of the Offering Period in effect as of the date of termination, no payroll deduction will be taken from any pay due and owing to such participant and the balance in the participant’s account will be paid to the participant or, in the case of death, to the participant’s beneficiary, executor of his or her estate or heir(s) or other persons as determined by the Company in accordance with law.
During an Offering Period, an employee may withdraw from participation in the ESPP at any time prior to 5:00 p.m., Eastern time, on the fifth business day prior to the end of an Offering Period. Upon a participant’s withdrawal from the ESPP, all accumulated payroll deductions for the participant made prior to termination are returned, without interest, and no shares are purchased for that employee’s account. Partial withdrawals are not permitted, and an employee may not recommence participation during the remainder of an Offering Period from which the employee withdrew. Eligible employees who withdraw from an offering may participate in subsequent offerings in accordance with the terms and conditions established by the administrator.
Merger. In the event the Company merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each option then outstanding will thereafter be entitled to receive at the next purchase date the same securities or property to which a holder of one share Company common stock was entitled upon at the time of such merger or consolidation.
In the event of a merger or consolidation of the Company with or into another corporation, which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised options remain outstanding under the ESPP, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding option will be entitled, upon exercise of such option, to receive in lieu of shares of Company common stock, shares of such stock or other securities as the holders of shares of Company common stock received pursuant to the terms of such transaction; or (ii) all outstanding options may be cancelled by the administrator as of a date prior to the effective date of any such transaction and all payroll deductions paid out to the participants; or (iii) all outstanding options may be cancelled by the administrator as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an option, and each holder of an option will have the right to exercise such option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or a committee thereof, which date will not be less than three (3) business days preceding the effective date of such transaction.
Non-Transferability. Rights granted under the ESPP may not be transferred by a participant and may be exercised during a participant’s lifetime only by the participant.

New Plan Benefits. The actual number of shares that may be purchased by any individual under the ESPP is not currently determinable because the number is determined, in part, based on future contribution elections of individual participants and the purchase price of the shares, which is not determined until the last day of each offering period.
Aggregate Purchases under the ESPP. The table below shows, as to each of the individuals listed in the Summary Compensation Table in this Proxy Statement (whom we refer to collectively in this Proxy Statement as the “named executive officers”), and the various indicated groups, the aggregate number of shares of Company common stock purchased under the ESPP since the ESPP’s inception through December 31, 2014. Non-employee directors are not eligible to participate in the ESPP. The closing price of our common stock on December 31, 2014 was $183.63.

Name	Aggregate Number of Purchased Shares
Named Executive Officers:
Andrew C. Florance, CEO & President	0
Brian J. Radecki, CFO	1,253
Francis A. Carchedi, Executive Vice President, Operations	0
Matthew F.W. Linnington, Executive Vice President, Sales	0
John L. Stanfill, Sr. Vice President, Sales & Customer Service	0
All current executive officers as a group (4 persons)	1,253
All employees, excluding current executive officers	76,633

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The rules concerning the federal income tax consequences with respect to the purchase of shares under the ESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such purchases. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income generally will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years after the first day of the applicable offering period in which such shares were acquired and more than one year after the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 10% (or such lesser discount as the Committee may establish) of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COSTAR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

ITEM 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended and the Board has approved the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2015. As a matter of good corporate governance, the Board is asking stockholders to ratify this appointment, even though ratification is not required. If stockholders do not ratify this appointment, the Board may, but is not required to, reconsider such appointment. Even if stockholders ratify this appointment, the Board may direct the appointment of a different independent auditor at any time during 2015 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Ernst & Young LLP has served as the independent registered public accounting firm for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

For the years ended December 31, 2013 and 2014, Ernst & Young LLP billed CoStar the fees set forth below, including expenses, in connection with services rendered to CoStar:

	Year Ended December 31, 2013	Year Ended December 31, 2014
Audit Fees	$1,180,810	$1,790,293
Audit Related Fees	61,681	30,000
Tax Fees	34,000	34,500
All Other Fees	—	—
Total	$1,276,491	$1,854,793

Audit Fees include fees for services performed for the audit of CoStar’s annual financial statements, review of financial statements included in CoStar’s periodic filings with the SEC, audit of CoStar’s internal control over financial reporting and statutory audits required internationally. Included in the services performed for the audit of CoStar’s 2014 annual financial statements is $205,000 related to the acquisition of certain assets and liabilities related to the Apartments.com business (collectively, the “Apartments.com Business”). This category also includes fees for consents and assistance with and review of documents filed with the SEC.

Audit Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of CoStar’s financial statements. For fiscal year 2013, the reported audit related fees represent fees for accounting services billed by Ernst & Young LLP primarily in connection with accounting consultations about the application of generally accepted accounting principles to proposed transactions as well as a debt compliance letter issued by Ernst & Young LLP for the Company’s term loan facility and revolving credit facility. For fiscal year 2014, the reported audit related fees represent fees for accounting services billed by Ernst & Young LLP primarily in connection with accounting consultations about the application of generally accepted accounting principles to proposed transactions as well as due diligence for the acquisition of the Apartments.com Business.

Tax Fees primarily include fees associated with tax return preparation, tax compliance, tax advice and tax planning.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is that all audit and non-audit services provided by CoStar’s independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for services to be performed by CoStar’s independent registered public accounting firm are established on an annual (for audit services) or periodic (for permissible non-audit services) basis, detailed as to a particular service or category of services to be performed and implemented by CoStar’s financial officers. Any audit or non-audit service fees that may be incurred by CoStar that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee or the Audit Committee as a whole prior to the performance of services. CoStar’s Chief Financial Officer or General Counsel reports to the Audit Committee on a quarterly basis on all services rendered by the independent registered public accounting firm for which pre-approval has been granted and all fees paid to the independent registered public accounting firm for such services since the previous quarter’s Audit Committee meeting. The Audit Committee may revise its pre-approval spending limits and policies at any time.

All fees paid to the independent registered public accounting firm in 2014 were pre-approved by the Audit Committee, and therefore no services were approved after the services were rendered pursuant to the “de minimis” exception established by the SEC for the provision of non-audit services.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2015.

ITEM 4
ADVISORY RESOLUTION TO APPROVE
EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, a resolution on the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	link executive compensation with the achievement of overall corporate goals,

•	encourage and reward superior performance, and

•	assist the Company in attracting, motivating and retaining talented executives.

Our Compensation Committee supports a pay-for-performance approach to executive compensation, coupled with the key objectives set forth above. Our executive compensation program has a number of features designed to promote these objectives and is designed to motivate our executives to successfully manage and grow our business. Some of the key features of our current executive compensation program include:

•
Performance Focus and Multi-Year Performance Metric. The executive compensation program consists of annual grants of restricted stock (with the value of grant determined based on the achievement of a financial goal over the prior fiscal year) and options that vest over time and a grant of performance-based restricted stock that vests based on achievement of a three-year cumulative financial goal and is subject to adjustment based on the Company’s total stockholder return (“TSR”) over the three-year period. The performance-based restricted stock grant provides for:

◦	a three-year, cumulative revenue goal in order to align executive compensation with long-term stockholder value; and

◦
a measure of stockholder return, whereby the shares earned, if any, as a result of the Company’s achievement of the revenue goal will be positively or negatively adjusted based on the Company’s three-year TSR relative to the three-year TSR of the companies included within the Russell 1000 index, in order to align executive compensation with long-term stockholder returns.

•
Distinct Performance Metrics for the Annual and Long-Term Incentive Plans. The annual awards of cash incentives and restricted stock are based on distinct earnings metrics. Further, the three-year performance-based restricted stock awards are based on a separate and distinct revenue metric.

•
Equity Grant Values Evaluated Against Peer Companies. The Compensation Committee generally strives to set target equity award values within +/- 15% of the median peer values to avoid potential payouts that could be multiple times higher than the median of the executives’ respective peers.

We believe that stockholders’ interests are further served by other executive compensation-related practices and policies that we have adopted.

•	We do not have guaranteed minimum payment levels for executives’ cash incentives or performance-based equity awards.

•	We do not provide material perquisites to our executive officers.

•	We do not have the ability to reprice options without stockholder approval.

•	Our executive officers and directors are subject to rigorous stock ownership policies, which require them to own no less than a minimum value of Company common stock.

•	We have a clawback policy that allows the Board to recover incentive awards from executives in certain circumstances if the Company has to restate its financial results.

•
Our Compensation Committee regularly retains an independent compensation consultant to advise the Committee on evolving best practices on executive compensation and with respect to the Company’s compensation peer group.

•	We seek and value stockholder feedback on our executive compensation program.

Many of the current program features are a result of the Company proactively reaching out to stockholders in 2013 to discuss the Company’s executive compensation program. In response to those discussions, in early 2014 the Committee implemented and approved the long-term performance component within the executive compensation program, distinct financial metrics on which the annual awards of cash incentives and restricted stock awards are based, the performance goal used to determine the value of the three-year performance-based restricted stock awards, the executive stock ownership policy and the clawback policy. In 2014, the Company continued to proactively reach out to stockholders to discuss the Company’s executive compensation program. The Company spoke with stockholders holding approximately 87% of the outstanding common stock of the Company, including the top 20 stockholders holding approximately 60% of the outstanding common stock of the Company. In conversations between the Company and these stockholders during 2014, in addition to expressing positive views regarding the Company’s management team and TSR, the stockholders expressed their approval of the executive compensation changes implemented by the Company in early 2014 (see list of changes on page 36 in the section titled “Compensation Discussion and Analysis” in this Proxy Statement).

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing in the sections titled “Executive Compensation Tables and Discussion” and “Narratives to Summary Compensation Table and Grants of Plan-Based Awards Table” in this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of CoStar Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. The Company provided its stockholders a “say-on-pay” advisory vote to approve its executive compensation in 2014. At the 2014 Annual Meeting, approximately 85% of the votes cast were for approval of the “say-on-pay” advisory vote. The Committee believes these results demonstrate that our stockholders support our compensation approach, including the significant changes we made to our executive compensation program in early 2014. We retained these executive performance-based compensation programs throughout 2014 and continue to maintain performance-based executive compensation programs in 2015.

At our annual meeting of stockholders held on June 2, 2011, our stockholders voted to adopt the recommendation of our Board to vote on the say-on-pay proposal every year at our annual meeting. As a result, we expect to continue to submit our say-on-pay proposal to our stockholders at each annual meeting. We expect to ask our stockholders to vote on a proposal regarding the frequency of the vote on the say-on-pay proposal at our 2017 Annual Meeting, as required by the Dodd-Frank Act.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

OTHER MATTERS

We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the proxy holders will, unless otherwise specified in the proxy, vote on it as they think best in their discretion.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE 2016 ANNUAL MEETING

A stockholder who intends to introduce a proposal for consideration at our 2016 Annual Meeting of Stockholders may seek to have that proposal and a statement in support of the proposal included in our Proxy Statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Exchange Act. Additionally, in order to be eligible for inclusion in our Proxy Statement, the stockholder must submit the proposal and supporting statement to our Corporate Secretary in writing not later than December 22, 2015, and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our Proxy Statement.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8. Our Amended and Restated Bylaws provide that any such proposals or nominations must be submitted to us not later than the close of business on the 75th day and not earlier than the close of business on the 105th day before the first anniversary date of the preceding year’s annual meeting. In the event that the date of the Company’s annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting (other than as a result of adjournment or postponement), then, to be timely, such stockholder’s notice must be submitted in writing not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the date on which the public announcement of the date of such meeting is first made by the Company. Accordingly, stockholders who wish to nominate persons for election as directors or bring forth other proposals outside of Rule 14a-8 at the 2015 Annual Meeting must give notice of their intention to do so in writing to our Corporate Secretary on or before March 20, 2016, but no sooner than February 19, 2016. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock as required by the Company’s Amended and Restated Bylaws. Stockholder proposals or nominations not meeting these requirements will not be entertained at the 2016 Annual Meeting.

ADDITIONAL INFORMATION

Corporate Governance Matters

Corporate Governance Guidelines

The Board, on the recommendation of the Nominating & Corporate Governance Committee, has adopted the Company’s Principles of Corporate Governance to assist the Board in carrying out its responsibilities and to set forth the Board’s current views with respect to selected corporate governance matters considered to be of significance to our stockholders. The Company’s Principles of Corporate Governance direct our Board’s actions with respect to, among other things, Board composition, director membership criteria, composition of the Board’s standing committees, and the Board’s performance evaluations. The Company’s Principles of Corporate Governance can be found on the Investors section of the Company’s corporate website at http://www.costargroup.com/investors/governance.

Identifying and Evaluating Nominees

The Nominating & Corporate Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board, officers and employees of CoStar, and other sources that the Nominating & Corporate Governance Committee deems appropriate. The Nominating & Corporate Governance Committee will also consider Board nominees suggested by stockholders, subject to such recommendations being submitted during the period and including the required information specified in CoStar’s Amended and Restated Bylaws for stockholders to nominate directors, as described under “Stockholder Proposals and Nominations for Directors for the 2016 Annual Meeting” above. The Company may require any proposed nominee to furnish other information as reasonably required to determine eligibility to serve as a director of the Company, including information regarding the proposed nominee’s independence.

When evaluating nominees for director, the Nominating & Corporate Governance Committee considers, among other things, an individual’s business experience and skills, background, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. When considering a director standing for reelection as a nominee, in addition to the attributes described above, the Nominating & Corporate Governance Committee also considers that individual’s past contribution and future commitment to CoStar. The Nominating & Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. The Nominating & Corporate Governance Committee evaluates candidates within the context of the perceived needs of the Board as a whole, so that the members of the Board collectively will possess the necessary skills, experience and background. While the Nominating & Corporate Governance Committee does not have a formal policy with respect to diversity, the committee believes that it is important that Board members represent diverse viewpoints. There is no difference in the manner by which the Nominating & Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Board Leadership Structure

Currently, an independent director, Mr. Klein, serves as Chairman of the Board and a separate director, Mr. Florance, serves as Chief Executive Officer. Mr. Klein has served on the Company’s Board of Directors since inception and is well positioned to serve as Chairman of the Board. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board at the particular time. The Board has determined that this leadership structure, under which the roles of Chairman and CEO are separate and an independent director serves as Chairman, currently is in the best interest of the Company’s stockholders. This structure provides a greater role for the independent directors in the oversight of the Company and in setting agendas and establishing Board priorities and procedures. In addition, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

Independent Directors and Executive Sessions

CoStar’s Board has determined that Messrs. Klein, Glosserman, Haber, Hill, Nassetta, and Steinberg are each independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules. As part of the Board’s determination of each member’s independence, the Board was presented with information regarding Mr. Klein’s position as Chairman of the Shakespeare Theatre Company, a non-profit organization, Mr. Florance’s and Mr. Hill’s positions on the board of trustees of the Shakespeare Theatre Company, Mr. Glosserman’s position as Honorary Trustee of the National Building Museum, an independent non-profit organization, and Mr. Nassetta’s position as Vice Chairman on the Corporate Fund Board for The John F. Kennedy Center for the Performing Arts. The Company expensed contributions to The Shakespeare Theatre Company of $55,000 in each of the last three fiscal years.  The Company expensed contributions and other payments to the National Building Museum of less than $90,000 in each of the last three fiscal years. The Company expensed contributions to The John F. Kennedy Center for the Performing Arts of less than $2,000 in fiscal year 2012. In addition, the Board considered that Messrs. Glosserman and Nassetta each serve as executive officers of companies that subscribe to the Company’s services and that in each case the payments to the Company were less than one percent of the consolidated gross annual revenues of the Company in each of the last three fiscal years. Further, the Board considered that the services provided to those companies by the Company are on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

The independent directors of the Board of Directors meet in regularly scheduled executive sessions, which are typically run by the Chairman of the Board, Mr. Klein. In 2014, the independent directors met in executive session at one quarter of the regularly scheduled meetings of the Board of Directors (one time).

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management at CoStar. This risk oversight function is administered both through the full Board and through individual Board Committees that are tasked by the Board with oversight of specific risks, as described below.

Companies face a variety of risks, including macro-economic risks, such as inflation, economic downturns, or recession; business-specific risks related to strategic position, operations, financial structure, legal and regulatory compliance and corporate governance; and event-specific risks, such as natural disasters or wars. The Company believes that an effective risk management system will:

•	timely identify the material risks that the Company faces,

•	communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee,

•	implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and

•	integrate risk management into Company decision-making.

The Board believes that our leadership structure, discussed under “Board Leadership Structure” above, supports the risk oversight function of the Board. We have an independent director serving as Chairman of the Board and a separate director serving as Chief Executive Officer. In addition, independent directors chair and serve on the various committees involved with risk oversight.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management is responsible for identifying risk and risk controls related to significant business activities and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to control risk.

The Board implements its risk oversight responsibilities by having management, typically the Chief Financial Officer or General Counsel, provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the Company faces and how the Company is seeking to control risk if and when appropriate. When appropriate, other members of management will provide information to the Board or one of its committees with respect to a specific area of potential risk and how the Company manages or seeks to control the identified risk. In some cases, as with risks related to product or service acceptance, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board Committee is responsible for oversight of specific risk topics, in which case management meets directly with the Board Committee. For example, the Audit Committee oversees issues related to internal control over financial reporting and issues related to the Company’s risk tolerance in cash-management investments, and the Compensation Committee oversees risks related to compensation plans and programs, as discussed in greater detail below. The Company’s Audit Committee meets regularly and the Compensation and Nominating & Corporate Governance Committees meet at least annually, and each Committee reports back to the full Board. The Board also works with the Company’s management to assess, analyze and address the most likely areas of future risk for the Company.

Risk Assessment in Compensation Programs

We have assessed the Company’s compensation programs. Management assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations encourage or create undesired or unintentional risk of a material nature. This risk assessment process included:

•	a review of CoStar’s compensation programs, policies and practices;

•	program analysis to identify risk and risk control related to the programs; and

•	determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward and risk control.

Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. The Company supports the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout the Company. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit, except that sales personnel are also eligible to receive sales commissions depending upon performance. Programs may differ by country due to variations in local laws and customs.

Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of the Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Stockholder Communications with the Board

Stockholders may communicate with our Board by sending written correspondence to CoStar Group, Inc., Attention: Corporate Secretary, 1331 L Street N.W., Washington, DC 20005. Such communications will be opened by the Corporate Secretary. A copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the Chairman of the Nominating & Corporate Governance Committee and, if addressed to a particular committee or Board member, to that committee’s Chairman or the particular Board member. The Corporate Secretary together with the Chairman of the Nominating & Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating & Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board, individual directors or other appropriate body.

Policy Regarding Attendance at Annual Meetings

CoStar encourages, but does not require, directors to attend the Annual Meetings of Stockholders. In 2014, two directors attended the Annual Meeting of Stockholders.

Board Meetings and Committees

In accordance with applicable Delaware law and the Company’s Amended and Restated Bylaws, the business and affairs of the Company are managed under the direction of its Board. The Board, which is elected by the Company’s stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects, advises and monitors the performance of the Company’s senior management team, which is charged with the conduct of the Company’s business. The Board has established certain standing committees to assist it in fulfilling its responsibilities as described below.

During 2014, the Board of Directors held seven meetings. During 2014, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the committees of the Board on which he served, while Mr. Bonderman attended four board meetings and all of the meetings of the Board committees on which he served.  Mr. Bonderman was recused from the remaining three Board meetings, which were devoted solely to matters where conflict of interests could arise due to his role at TPG Capital.

Board Committees

The Board has Audit, Compensation and Nominating & Corporate Governance committees. The following table sets forth the composition of each of our Board committees as of the date of this Proxy Statement as well as the number of meetings held by each committee in 2014.

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Michael R. Klein		X*	X
Andrew C. Florance
David Bonderman		X	X
Michael J. Glosserman	X		X
Warren H. Haber	X
John W. Hill	X*
Christopher J. Nassetta		X	X*
David J. Steinberg	X
Number of Meetings	4	2	1
____________

*Chairman of the Committee

Audit Committee.  The Board has determined that each of the current members of our Audit Committee is independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules. In addition, the Board has determined that Committee members Haber, Hill, Glosserman and Steinberg are “audit committee financial experts,” as defined by regulations promulgated by the SEC, based on, among other things, the experience, qualifications and skills described above under “Item 1 – Election of Directors – Nominees’ Business Experience, Qualifications and Directorships.” The Audit Committee’s responsibility is to assist the Board in fulfilling its oversight responsibilities as to accounting policies, internal controls, audit activities and reporting practices of the Company. The Audit Committee is also responsible for producing the report of the Audit Committee for inclusion in the Company’s Proxy Statement. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

Compensation Committee.  The Board has determined that each of the current members of our Compensation Committee is independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules. The Compensation Committee operates under a written charter adopted by the Board and reviewed annually by the Compensation Committee.

The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and directors, as well as to oversee production of the Compensation Committee report on executive compensation for inclusion in the Company’s Proxy Statement. The Compensation Committee’s authority and responsibilities include:

•
overseeing the Company’s compensation structure, policies and programs for executive officers and assessing whether the compensation structure establishes appropriate incentives for the executive officers;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers of the Company, evaluating those executive officers’ performance in light of their goals and setting their compensation levels based on the Compensation Committee’s evaluation and, with respect to the other executives, the recommendations of the CEO and CFO;

•	approving stock options and other stock incentive awards for executive officers;

•	reviewing and approving the design of benefit plans pertaining to executive officers;

•	reviewing and recommending employment agreements for executive officers;

•	approving, amending or modifying the terms of any compensation or benefit plan that does not require stockholder approval;

•	reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board; and

•
reviewing and discussing with management the Company’s compensation discussion and analysis and related disclosures required to be included in the Company’s annual report and proxy statement, recommending to the Board whether the compensation discussion and analysis should be included in the annual report and proxy statement, and overseeing publication of an annual executive compensation report in the Company’s annual report and proxy statement.

In addition, the Board has designated the Compensation Committee as the Administrator of the Company’s 1998 Stock Incentive Plan, as amended (the “1998 Plan”), the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”), and the Company’s 2011 Cash Incentive Plan (the “2011 Incentive Plan”). The Compensation Committee may delegate its duties or responsibilities to a subcommittee of the Compensation Committee, and it has authority to retain and to direct management to retain outside advisors and experts that it determines appropriate to assist with performance of its functions.

Our Chief Executive Officer and Chief Financial Officer make recommendations to the Compensation Committee for each element of compensation awarded to executives, but the Compensation Committee must approve each element of (and any changes to) executive compensation. Periodically, the Compensation Committee also retains independent compensation consulting firms to assist it in gathering market data and to provide it with information about trends in compensation among comparable companies, determined based on factors such as market capitalization, annual revenues, service offerings, and potential competition for talent or business. The Compensation Committee retained Towers Watson in 2013 and again in 2015, and utilized the findings from its studies in connection with the Company’s executive compensation decisions for 2014 and 2015, as discussed below in the section titled “Compensation Discussion and Analysis” of this Proxy Statement. Towers Watson reported directly to the Compensation Committee through its chair and, at the direction of the Compensation Committee chair, also worked directly with the Company’s management to develop materials and proposals with respect to executive officer compensation. In future years, the Compensation Committee may at its discretion retain Towers Watson (or another consulting firm) to update or perform new studies to be used in connection with its executive compensation decisions.

Our Compensation Committee has reviewed an assessment of the independence of, and any potential conflicts of interest raised by, Towers Watson’s work for the Compensation Committee by considering the following six factors (i) the provision of other services to us by Towers Watson; (ii) the amount of fees received from us by Towers Watson, as a percentage of the total revenue of Towers Watson; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Towers Watson consultant with a member of the Compensation Committee; (v) any Company stock owned by the Towers Watson consultant; and (vi) any business or personal relationship of the Towers Watson consultant or Towers Watson with any of our executive officers, and concluded that Towers Watson is independent and there are no such conflicts of interest.

Nominating & Corporate Governance Committee.  The Board has determined that each of the current members of our Nominating & Corporate Governance Committee is independent as defined under Rule 5605(a)(2) of the Nasdaq listing rules. The purpose of the Nominating & Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board director candidates to be nominated at the Annual Meeting of Stockholders and perform a leadership role in shaping the Company’s corporate governance. The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board and reviewed annually by the Nominating & Corporate Governance Committee.

All of the charters for the Company’s Board committees are available in the “Investors” section of the Company’s corporate website at http://www.costargroup.com/investors/governance.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for 2014. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and management. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

By the Audit Committee
of the Board of Directors

John W. Hill, Chairman
Warren H. Haber
Michael J. Glosserman
David J. Steinberg

Director Compensation

The Compensation Committee of the Board annually reviews director compensation for service on the Board and for service on any Board committees and recommends director compensation and any changes to such compensation to the Board for approval. The Board annually reviews and approves director compensation for Board and committee service based on the recommendations of the Compensation Committee. The Compensation Committee engaged Towers Watson, an independent compensation consultant, in 2013 to assess the competitiveness of the non-employee directors’ compensation program. In connection with its review, Towers Watson updated the Company’s peer group, which was approved by the Compensation Committee and then utilized to analyze director compensation. The review demonstrated that the Company’s non-employee directors’ total compensation ranked lowest in the Company’s peer group, but that the Chairman’s chair compensation fell at the median of the peer group. As a result, the Compensation Committee recommended to the Board to increase director compensation to bring the annual, standard retainer and annual equity grants to non-employee directors in line with median levels of peer company data provided by the compensation consultant, to provide compensation to committee members in line with median levels of peer company data and to make non-employee director compensation more competitive in the marketplace.

On September 19, 2013, the Compensation Committee and the Board approved changes to the non-employee director compensation effective as of that date. Non-employee director compensation for 2014 is set out below. Directors who are also employees of the Company do not receive any compensation for service on the Board in addition to their regular employee compensation.

Annual Cash Retainers(1)
Board Members (other than Chairman)	$50,000
Chairman of the Board	$120,000
Annual Equity Awards(2)
Board Members (including Chairman)	$175,000
Audit Committee Chairman	$30,000
Compensation Committee Chairman	$15,000
Nominating & Corporate Governance Committee Chairman	$15,000
Audit Committee Member	$15,000
Compensation Committee Member	$8,000
Nominating & Corporate Governance Committee Member	$6,000

(1) The Company reimburses all directors for reasonable travel and out-of-pocket expenses incurred in connection with their duties as directors, including attendance at meetings.
(2) Annual equity awards are granted on the date of the first regular Board meeting following the date of the annual meeting of stockholders, are payable in the form of restricted stock, are valued at the grant date, and vest in equal, annual installments over a 4-year period from the date of grant as long as the director is still serving on our Board on the respective vesting date. The number of shares of restricted stock granted pursuant to each such restricted stock grant to the directors is determined by dividing the total dollar amount awarded by the closing price of the Company’s common stock on the date of grant.

Pursuant to the Company’s 2007 Plan and related award agreements, upon a change of control, all restrictions on stock grants will lapse. For more detailed information, see “Change of Control Provisions under the Company’s 1998 and 2007 Plans” in the section titled “Potential Payments Upon Termination or Change of Control” in this Proxy Statement. In addition, under the 2007 Plan, recipients of restricted stock are entitled to receive dividends and other distributions, if any, paid with respect to the common stock. The Compensation Committee will determine if any such dividends or distributions will be automatically reinvested in additional shares of restricted stock and subject to the same restrictions as the restricted stock or whether the dividend or distribution will be paid in cash.

Director Stock Ownership Policy

The Compensation Committee adopted stock ownership requirements for the Company’s non-employee directors as set forth in the Company’s Director Stock Ownership Policy. Each non-employee director is required to own shares of the Company’s common stock with a value equal to five times the annual, standard director cash retainer. The current directors have until December 31, 2018 to meet the ownership requirement.

Director Compensation Table for Fiscal Year 2014

The following Director Compensation table shows the compensation we paid in 2014 to our non-employee directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Michael R. Klein, Chairman	$120,000	$196,028	$316,028
David Bonderman	$50,000	$189,078	$239,078
Michael J. Glosserman	$50,000	$196,028	$246,028
Warren H. Haber	$50,000	$190,026	$240,026
John W. Hill	$50,000	$205,032	$255,032
Christopher J. Nassetta	$50,000	$198,082	$248,082
David J. Steinberg	$50,000	$190,026	$240,026
__________

(1)	This column shows the amount of cash compensation earned in 2014 for Board and Committee service.

(2)
This column shows the aggregate grant date fair value of shares of restricted stock granted in 2014 to each non-employee director, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. Each non-employee director received one grant of restricted stock on September 11, 2014 for his service on the Board and any committees, as applicable. Generally, the grant date fair value is the amount the Company expenses in its financial statements over the awards’ vesting period and is based on the closing price of our common stock on the date of grant, which was $157.96 on September 11, 2014.

The following table shows the number of shares of restricted stock granted to each non-employee director during 2014, as well as the aggregate number of shares of restricted stock and stock options held by each non-employee director as of December 31, 2014.

Name	Number of Shares of Restricted Stock Granted 9/11/14	Aggregate Shares of Unvested Restricted Stock Held as of 12/31/14
Michael R. Klein, Chairman	1,241	3,071
David Bonderman	1,197	2,830
Michael J. Glosserman	1,241	3,071
Warren H. Haber	1,203	3,170
John W. Hill	1,298	2,739
Christopher J. Nassetta	1,254	3,093
David J. Steinberg	1,203	3,006

Executive Officers and Key Employees

The following table lists our current executive officers and key employees:

Name	Age(1)	Years of Service(2)	Position
Andrew C. Florance*	51	28	Chief Executive Officer, President and Director
Brian J. Radecki*	44	18	Chief Financial Officer
Francis A. Carchedi*	57	16(3)	Executive Vice President, Operations
Matthew F. W. Linnington*	46	1	Executive Vice President of Sales
Jonathan M. Coleman	50	15	General Counsel and Secretary
Frederick G. Saint	49	16(4)	President, LoopNet
Frank A. Simuro	48	16	Chief Technology Officer
Susan E. Jeffress	49	26	Vice President, Customer Service
Mark A. Klionsky	55	9(3)	Sr. Vice President of Marketing
Giles R. Newman	52	3	Managing Director, CoStar UK Limited
Hans G. Nordby	48	13(4)	Managing Director, CoStar Portfolio Strategy
Donna G. Tanenbaum	55	3	Vice President, Human Resources
M. Andrew Thomas	52	15(4)	President, CoStar Real Estate Manager
Wayne B. Warthen	52	16(4)	Chief Technology Officer and Sr. Vice President of Information Technology, LoopNet
____________

*    Executive Officer as defined by the Securities Exchange Act of 1934, as amended
(1)    Age determined as of June 1, 2015.
(2)    Years of service include the current year of service.
(3) Includes all years of service with the Company, although not consecutive.
(4) Includes years of service with acquired companies.

Biographical information about Mr. Florance appears above under “Item 1 — Election of Directors.” Biographical information about each of the other individuals in the table appears below.

Brian J. Radecki, our Chief Financial Officer, joined the Company in 1997 as our Corporate Controller. Prior to his appointment as Chief Financial Officer in 2007, Mr. Radecki served as Vice President of Research Operations, the Company’s largest operating area, and before that he was Director of Accounting and Finance where he was involved in every aspect of the Company's accounting and finance functions in the United States and United Kingdom. From February 2000 until February 2001, Mr. Radecki was Chief Financial Officer of Comps, Inc. (formerly a wholly owned subsidiary of the Company). Before joining CoStar, Mr. Radecki was the Accounting Manager at Axent Technologies, Inc., a publicly-held international security software company. Prior to Axent, Mr. Radecki worked at Azerty, Inc. and the public accounting firm, Lumsden & McCormick, LLP, in Buffalo, NY. Mr. Radecki received a B.S. in business administration and a dual degree in both accounting and finance from the State University of New York at Buffalo.

Francis (Frank) A. Carchedi, our Executive Vice President of Operations, returned to the Company in June 2009, having served as our Chief Financial Officer and Treasurer from May 1997 through June 2007.  Prior to his appointment as Executive Vice President of Operations in early 2013, Mr. Carchedi served as Vice President of Corporate Development. From 2008 to 2009,  Mr. Carchedi was Chief Financial Officer of Avectra, Inc., a provider of enterprise and software as a service (SAAS)-based software and services.  From 1995 to 1997, he was with ITC Learning Corporation, a publicly held publisher and distributor of multi-media training products, where he served as Vice President, Treasurer and Chief Financial Officer. Prior to that, Mr. Carchedi was with Ernst & Young, LLP for ten years, most recently as a consultant in the firm’s New York-based Mergers and Acquisitions Group and Entrepreneurial Services Group in Washington, DC.  He received a B.S. in accounting from Wake Forest University.

Matthew (Max) F. W. Linnington, our Executive Vice President of Sales, joined us in June 2014. In 2014, prior to joining CoStar, he served as Vice President of Sales for Scivantage, a financial technology firm, and prior to that he was the Founder and Managing Director at SpeedBird Ventures UK Ltd., a private investment firm, from 2012 to 2014. Mr. Linnington served in various roles at Bloomberg LP from 1995 to 2012, including his most recent roles as Regional Head, Emerging Markets from 2008 to 2012, where he led expansion of Bloomberg’s operations in Africa, the Middle East and South Asia, and as Senior Vice President, Sales and Marketing for Bloomberg LP Americas from 2001 to 2008. Mr. Linnington received a B.A. Hons degree in Financial Services from the University of West England.

Jonathan M. Coleman, our General Counsel and Secretary, joined us in May 2000 as Deputy General Counsel. He has served as General Counsel and Secretary since July 2005. From October 1996 to May 2000, Mr. Coleman was a Trial Attorney with the U.S. Department of Justice’s Civil Division. Prior to that, Mr. Coleman was an associate at Fried, Frank, Harris, Shriver & Jacobson, where he practiced commercial litigation. Mr. Coleman received a B.A. in economics and public policy studies from Dickinson College and his J.D. from George Washington University.

Frederick (Fred) G. Saint, the President of LoopNet, a wholly owned subsidiary of the Company that we acquired in 2012, is responsible for LoopNet’s product, marketing, and business development.  Mr. Saint joined LoopNet as President of Cityfeet and Vice President of LoopNet Business Development in August 2007 upon the acquisition of Cityfeet, where he served as Chief Executive Officer from January 2004 to August 2007.  Mr. Saint received a B.S. in business administration from Wake Forest University and an M.B.A. in finance and real estate from the Wharton School at University of Pennsylvania.

Frank A. Simuro, our Chief Technology Officer, joined the Company in December 1999 as Director of Information Systems. He served as Senior Vice President of Information Systems from May 2005 to January 2008 and was promoted to Chief Information Officer in January 2008. Most recently, in March 2015, Mr. Simuro was promoted to Chief Technology Officer. Prior to joining CoStar, Mr. Simuro was Director of Data Warehousing at GRC International (“GRC”). Prior to GRC, Mr. Simuro was a technology consultant specializing in operational efficiency and database technologies. Mr. Simuro received a M.S. in information systems from George Washington University and a B.A. in computer science from State University of New York — Geneseo.

Susan E. Jeffress, our Vice President of Customer Service, joined the Company in August 1989 as our receptionist. Over the years, she has worked in almost all departments of the Company including research, operations, human resources and accounting. Ms. Jeffress moved into Customer Service in 1995 and helped create the Customer Service team as it operates today. She has served as the Company’s Vice President of Customer Service since October 2006. Ms. Jeffress received a B.A. in psychology from University of California, Davis.

Giles R. Newman, the Managing Director of our U.K. subsidiary, CoStar UK Limited, is responsible for our European operations, which include CoStar Suite, CoStar Focus and our French subsidiary, Grecam.  Mr. Newman joined us in December 2012.  Mr. Newman previously served as Group Sales Director at Informa, a knowledge and information company, from January 2011 to September 2012, for various business lines including Lloyd's List.  Prior to that, Mr. Newman was Global Vice President of Sales and Marketing for a substantial division of Thomson Reuters, a media and information company, from August 2004 to December 2010.  In addition to his recent experience, Mr. Newman has held senior roles in a number of established and early stage technology and information businesses. Mr. Newman received a BSc in pure mathematics and statistics from The University of Exeter.

Hans G. Nordby, the Managing Director of CoStar Portfolio Strategy, a wholly owned subsidiary of the Company, leads CoStar Portfolio Strategy’s overall development and operations. Mr. Nordby joined CoStar Portfolio Strategy as a Research Strategist in July 2002.  In that role, he managed research projects for REITs, opportunity funds, plan sponsors, and commercial banks.  From September 2010 until August 2011 when he was promoted to Managing Director, Mr. Nordby served as Director of Advisory Services, where he led risk management, investment strategy, and other projects for some of the world’s largest commercial real estate investors.  Prior to joining CoStar Portfolio Strategy, he worked in portfolio management and acquisitions for a pension fund advisor and as a commercial real estate strategy consultant with KPMG Peat Marwick.  Mr. Nordby received a B.A. from the University of Minnesota and an M.B.A. from Indiana University.

Donna G. Tanenbaum, Vice President of Human Resources, is responsible for leading the organization’s efforts to acquire, develop, and retain the talent capabilities needed to meet the Company’s strategic growth plans.  Ms. Tanenbaum joined us in December 2012.  Previously Ms. Tanenbaum served as Vice President of Human Resources at Curtiss-Wright Flow Control, a $1 billion business segment of Curtiss-Wright Corporation, an engineering and manufacturing company, from April 2005 to December 2012, where she was responsible for all human resources activities for 3500 employees in the US and globally.  Ms. Tanenbaum received a B.S. in human development from Cornell University and a Master of Education, with an emphasis in organizational behavior, from the Harvard Graduate School of Education.

M. Andrew Thomas, the President of CoStar Real Estate Manager, a division of the Company, joined Virtual Premise as President and Chief Operating Officer in 2001 when the company was still in the start-up phase. Virtual Premise was acquired by the Company in 2011 and was subsequently renamed CoStar Real Estate Manager and merged with the Company’s U.S. operating subsidiary, CoStar Realty Information. Mr. Thomas currently leads CoStar Real Estate Manager's overall strategy development and operations, including integration with the Company’s other products and services.  Prior to joining Virtual Premise, he spent twelve years at Equitable Real Estate, serving as an Executive Vice President with involvement in acquisitions, debt placement, CMBS investment and servicing, and asset management of commercial real estate assets. Mr. Thomas received an M.B.A. from the University of Pennsylvania's Wharton School and a B.S. in building construction from the Georgia Institute of Technology.

Wayne B. Warthen, the Chief Technology Officer and Senior Vice President of Information Technology at LoopNet, a wholly owned subsidiary of the Company, is responsible for LoopNet’s software development and technology operations.  Mr. Warthen joined LoopNet as Chief Technology Officer and Senior Vice President of Information Technology in July 2001 upon the merger of LoopNet and PropertyFirst.com, where he served as Chief Technology Officer from June 1999 to July 2001.  Prior to that, Mr. Warthen served as Director of Computing Infrastructure for Experian Information Solutions from 1996 to 1999 and as Director of the FileOne Computing Environment for TRW Information Services from 1994 to 1996.  Mr. Warthen received a Bachelor of Arts degree in economics from California State University, Fullerton.

Stock Ownership Information

The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2015, unless otherwise noted, by:

•	the individuals listed in the Summary Compensation Table in this proxy statement (whom we refer to collectively in this Proxy Statement as the “named executive officers”);

•	each of our directors and director nominees;

•
each person we know to be the beneficial owner of more than 5% of our outstanding common stock (based upon Schedule 13D and Schedule 13G filings with the SEC, which can be reviewed for further information on each such beneficial owner’s holdings); and

•	all of our current executive officers and current directors as a group.

Name and Address(1)	Shares Beneficially Owned(1)	Percentage of Outstanding Shares(1)
Michael R. Klein(2)	328,438	1.01%
Andrew C. Florance(3)	344,359	1.06%
Brian J. Radecki(4)	45,173	*
Francis A. Carchedi(5)	45,370	*
Matthew F. W. Linnington (6)	16,437	*
John L. Stanfill	1,035	*
David Bonderman(7)	294,277	*
Michael J. Glosserman(8)	11,127	*
Warren H. Haber(9)	123,936	*
John W. Hill(10)	3,569	*
Christopher J. Nassetta(11)	24,358	*
David J. Steinberg(12)	5,100	*
Baron Capital Group, Inc. and related entities and person(13)	2,888,345	8.91%
The Vanguard Group(14)	1,875,816	5.79%
Winslow Capital Management, LLC(15)	1,641,195	5.06%
All current executive officers and directors as a group (11 persons)(16)	1,242,144	3.81%
____________

(1)
Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 1331 L Street, NW, Washington, DC 20005. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2015, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table and to the extent authority is shared by spouses under applicable law, we believe that the persons named in the table have sole voting and dispositive power with respect to their reported shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2015, the Company had 32,415,381 shares of common stock outstanding.

(2)	Includes 3,071 shares of restricted stock that are subject to vesting restrictions.

(3)	Includes 184,605 shares issuable upon options exercisable within 60 days of April 1, 2015, as well as 61,247 shares of restricted stock that are subject to vesting restrictions.

(4)	Includes 3,700 shares issuable upon options exercisable within 60 days of April 1, 2015, as well as 22,460 shares of restricted stock that are subject to vesting restrictions.

(5)	Includes 21,766 shares issuable upon options exercisable within 60 days of April 1, 2015, as well as 18,032 shares of restricted stock that are subject to vesting restrictions.

(6)	Consists of 16,437 shares of restricted stock that are subject to vesting restrictions.

(7)	Includes 2,830 shares of restricted stock that are subject to vesting restrictions.

(8)	Includes 3,071 shares of restricted stock that are subject to vesting restrictions.

(9)
Includes 6,000 shares held by Mr. Haber’s spouse and excludes 25,880 shares held by Mr. Haber’s adult sons for which Mr. Haber disclaims beneficial ownership. Also includes 3,170 shares of restricted stock that are subject to vesting restrictions.

(10)	Includes 2,739 shares of restricted stock that are subject to vesting restrictions.

(11)	Includes 3,093 shares of restricted stock that are subject to vesting restrictions.

(12)	Includes 3,006 shares of restricted stock that are subject to vesting restrictions.

(13)
Number of shares beneficially owned is as of December 31, 2014 and is based on a Schedule 13G/A filed by Baron Capital Group, Inc. (“BCG”), BAMCO INC. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron on February 17, 2015. BCG and Ronald Baron both had sole voting and sole dispositive power with respect to no shares, shared voting power with respect to 2,686,345 shares, and shared dispositive power with respect to 2,888,345 shares. BAMCO had sole voting and sole dispositive power with respect to no shares, shared voting power with respect to 2,390,093 shares, and shared dispositive power with respect to 2,592,093 shares. BCM had sole voting and sole dispositive power with respect to no shares, shared voting and shared dispositive power with respect to 296,253 shares. BAMCO and BCM are subsidiaries of BCG. Ronald Baron owns a controlling interest in BCG. The address of the reporting persons is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(14)
Number of shares beneficially owned is as of December 31, 2014 and is based on a Schedule 13G/A filed by The Vanguard Group on February 11, 2015. The reporting person had sole voting power with respect to 21,989 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,856,760 shares, and shared dispositive power with respect to 19,056 shares. The address of the reporting person is 100 Vanguard Boulevard, Malvern, PA 19355.

(15)
Number of shares beneficially owned is as of January 22, 2015 and is based on a Schedule 13G filed by Winslow Capital Management, LLC on February 5, 2015. The reporting person had sole voting and dispositive power with respect to 445,763 shares and shared voting and dispositive power with respect to 1,013,530 shares, The address of the reporting person is 4720 IDS Tower, 80 South Eighth Street, Minneapolis, MN 55402.

(16)	Includes 210,071 shares issuable upon options exercisable within 60 days of April 1, 2015, as well as 139,156 shares of restricted stock that are subject to vesting restrictions.

Equity Compensation Plan Information

The following table sets forth information with respect to the Company’s equity compensation plans approved by security holders. The Company does not have any equity compensation plans not approved by security holders. The information in this table is as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	371,066(2)	$99.12(3)	1,184,691(4)
Equity compensation plans not approved by security holders	—	—	—
__________

(1)
Consists of the following plans: the 1998 Plan, the 2007 Plan and the Company’s Employee Stock Purchase Plan. The Company’s 1998 Plan and the Company’s 2007 Plan provide for various types of awards, including options and restricted stock grants. In April 2007, the Company’s Board of Directors adopted the 2007 Plan, subject to stockholder approval, which was obtained on June 7, 2007. The 2007 Plan was amended in June 2010, June 2011 and June 2012. Stockholders approved these amendments on June 2, 2010, June 2, 2011, and June 5, 2012, respectively. All shares of common stock that were authorized for issuance under the 1998 Plan that, as of June 7, 2007, remained available for issuance under the 1998 Plan (excluding shares subject to outstanding awards) were rolled into the 2007 Plan and, as of that date, no shares of common stock remained available for issuance pursuant to new awards under the 1998 Plan. The 1998 Plan continues to govern unexercised and unexpired awards issued under the 1998 Plan prior to June 7, 2007. The Employee Stock Purchase Plan was adopted by the Board of Directors on April 17, 2006, and approved by the Company’s stockholders on June 8, 2006. The Employee Stock Purchase

Plan was later amended by the Board of Directors on July 1, 2006 and January 1, 2010. Those amendments to the Employee Stock Purchase Plan were ministerial in nature and were not subject to stockholder approval.

(2)
Includes 887 shares of common stock subject to a restricted stock unit award that vests over time. The actual number of shares issued with respect to this award depends on whether the vesting conditions are met.

(3)	Does not include restricted stock unit awards.

(4)
Includes 22,114 shares of common stock available for future issuance under the Company’s stockholder-approved Employee Stock Purchase Plan, which amount includes 350 shares subject to purchase during the then-current purchase period.

Compensation Committee Interlocks and Insider Participation

Messrs. Klein, Bonderman, and Nassetta, each a non-employee director, served on the Compensation Committee during fiscal year 2014. Mr. Klein serves as the Chairman of the Board of the Company. None of the members of the Compensation Committee during fiscal year 2014 were officers or employees of the Company or any of its subsidiaries during or prior to fiscal year 2014. During 2014, none of the Company’s executive officers served as a director or compensation committee member of any entity with an executive officer or director who served as a director or Compensation Committee member of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2015 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

By the Compensation Committee
of the Board of Directors

Michael R. Klein, Chairman
David Bonderman
Christopher J. Nassetta

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes CoStar’s executive compensation program for 2014, important changes made in early 2014 that were implemented to respond to stockholders’ concerns raised in connection with the “say-on-pay” vote in 2013, and the goals that drive the design of the program. Our Compensation Committee is responsible for reviewing our executive compensation program and for reviewing and approving the compensation arrangements for our executive officers.

Our “named executive officers” or “NEOs” are the executive officers who are included in the Summary Compensation Table in this Proxy Statement. They include the following current officers:

Name	Title
Andrew C. Florance	Chief Executive Officer, President and Founder
Brian J. Radecki	Chief Financial Officer
Francis A. Carchedi	Executive Vice President of Operations
Matthew F.W. Linnington	Executive Vice President of Sales

Under applicable SEC rules, our named executive officers for 2014 also include John L. Stanfill, a former executive officer. Mr. Stanfill resigned as Senior Vice President of Sales & Customer Service in 2014.

EXECUTIVE SUMMARY

BUSINESS OVERVIEW
CoStar Group is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Headquartered in Washington, D.C., CoStar maintains offices throughout the U.S., Canada and Europe with a staff of over 2,400 worldwide, including the industry's largest professional research organization. CoStar Group has five flagship brands – CoStar, LoopNet, Apartments.com, BizBuySell and LandsofAmerica.

EXECUTIVE COMPENSATION PLAN AND PERFORMANCE HIGHLIGHTS

CoStar Group’s executive compensation program is designed to hold our executives accountable for corporate results over the short and long term, and to reward them for successful execution. As a result, a substantial portion of our executives’ overall compensation is tied to performance. The charts below illustrate the percentage of 2014 compensation (based on target award opportunities) that was performance based, including cash incentives, restricted stock, the value of which was determined based on performance in the prior fiscal year, long-term performance shares and options, and the percentage that is fixed, consisting of base salary. For purposes of this illustration we have excluded Mr. Linnington because he was not an employee at the time of the annual grants of cash incentives, restricted stock and options in February 2014.

The Compensation Committee links executive compensation to the attainment of challenging goals. Cash compensation includes payments under our annual cash incentive plan that are based on Company performance relative to operational goals as well as individual performance. Equity-based compensation is used to align executive compensation with the long-term interests of our stockholders, including a focus on increasing the Company’s total stockholder return (TSR) both on an absolute and a relative basis.

Over the past three calendar years, the Company’s TSR was 40%. In comparison, the TSR for the Russell 1000 Index (to which the Company is compared for purposes of the named executive officers’ long-term performance shares) was 18% over the same time period. The Company was added to the Russell 1000 index in 2014. In 2014, the Company’s annual revenue increased 31% over 2013, the Company grew 2014 annual EBITDA by 61% over 2013, the Company’s 2014 non-GAAP net income increased 39% over 2013, and the Company’s adjusted EBITDA increased 38% over 2013.

The Company’s executive compensation for 2014 reflects our financial and operational results. The Company’s achievement of outstanding earnings results in 2014 resulted in the executive officers achieving 200% credit for the adjusted EBITDA and non-GAAP net income goals tied to their annual cash and stock incentive awards, respectively.

Incentive Plan Metrics Used to Assess Performance in 2014

Plan	Financial Metric
Annual Cash Incentive Plan	Adjusted EBITDA*
Annual Restricted Stock Award Based on Prior Year Performance (which we refer to as “annual performance-based restricted stock”)	Non-GAAP Net Income*
Long-Term Performance-Based Restricted Stock	Revenue
* Definitions for EBITDA, adjusted EBITDA and non-GAAP net income, as well as a reconciliation of the EBITDA, adjusted EBITDA and non-GAAP net income numbers discussed above to their GAAP basis results can be found in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2015. Adjusted EBITDA and non-GAAP net income are also defined below under the subsections titled “Annual Cash Incentive Program” and “Equity Incentive Plan” within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

Performance for the Year 2014

2014 STOCKHOLDER OUTREACH AND SAY ON PAY RESPONSE

CoStar annually offers stockholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At our annual meeting in June 2014, approximately 85% voted in favor of the say-on-pay proposal covering our executive compensation program for 2013. Although a significant majority of stockholders expressed support for the compensation of the Company’s named executive officers, the Compensation Committee values any additional stockholder feedback and endeavors to respond to stockholders’ concerns. We regularly communicate with our stockholders to better understand their opinions on our business strategy and objectives and to obtain feedback regarding other matters of investor interest, such as executive compensation. Many of the current program features are a result of the Company proactively reaching out to stockholders in 2013 to discuss the Company’s executive compensation program. In response to those discussions, in early 2014 the Committee implemented and approved a long-term performance component within the executive compensation program; distinct financial metrics for the annual awards of cash incentives, performance-based restricted stock and the three-year performance-based restricted stock awards; the executive stock ownership policy; and the clawback policy. As such, the Committee did not make any changes to the executive compensation program directly as a result of the 2014 say-on-pay vote.

In 2014, the Company continued to proactively reach out to stockholders to discuss the Company’s executive compensation philosophy, goals and plans and to obtain feedback on our executive pay program. The Company spoke with stockholders representing approximately 87% of the Company’s outstanding common stock, including the top 20 stockholders who represent approximately 60% of the Company’s outstanding common stock to obtain any feedback on executive compensation. The stockholders generally expressed approval of the executive compensation changes implemented by the Company in early 2014 as described above.

The Compensation Committee carefully considered feedback the Company received as part of its annual review of our executive compensation program and, accordingly, retained the significant changes we made to our executive compensation program in early 2014 throughout the remainder of 2014 and continues to maintain these changes in 2015. On the next page is a summary of changes made to the executive compensation program and corporate policies adopted in early 2014, at least in part, in response to feedback received from our stockholders.

Stockholder Concern/Reason for Change	Compensation Program Change
Stockholders’ concern that executives’ previous annual restricted stock grants vested ratably over time following achievement of the annual performance goal, rather than vesting based on achievement of a performance goal.

Revised equity incentive plan to increase performance focus. The plan was restructured by adjusting the mix of equity grants to 40% annual performance-based restricted stock, 40% stock options, and 20% long-term performance shares.

Stockholder feedback that the performance period for the long-term incentive performance metric should be longer than one year.	Revised equity incentive plan to provide for a three-year performance metric for the long-term performance shares.
Improved stockholder alignment.
In order to even more closely align long-term incentives with stockholder results, the restructured equity incentive plan provides for adjustment of the long-term performance shares issued to executives based on the Company’s total stockholder return relative to the Russell 1000 index.

Stockholder feedback that performance metrics should differ in annual and long-term incentive plans.
Adopted distinct performance metrics as follows:
•    Annual incentive plan – adjusted EBITDA and individual objectives
•    Annual performance-based restricted stock – non-GAAP net income
•    Performance shares – 3-year cumulative revenue goal, adjusted by relative total stockholder return (measured against the Russell 1000 index)

Stockholders’ concern regarding size of the special one-time equity grants issued in 2012.	Aggregate equity compensation granted to executives in 2014 generally targeted within +/15% of the median peer values.
Stockholder feedback that there is a desire for more robust executive compensation corporate governance policies.
Adopted executive and Director stock ownership policies as follows:
•    CEO and President – 6X base salary
•    Other executive officers - 2X base salary
•    Non-employee Directors – 5X annual, standard Director cash retainer
Adopted a clawback policy
Adopted the Company’s Principles of Corporate Governance

Equity Incentive Plan’s Performance Focus and Multi-Year Performance Metric: In response to stockholders’ preference that some component of the executive compensation program be based on the accomplishment of pre-determined, objective goals over a multi-year period, in early 2014, the Compensation Committee restructured the executive equity compensation program to include a multi-year performance component. As restructured, the equity program consists of 40% annual grants of performance-based restricted stock and 40% options, each of which vest over time after grant, and 20% performance-based restricted stock that vests based on achievement of a three-year cumulative revenue goal and is subject to adjustment based on the Company’s total stockholder return over the three-year period. The three-year performance component includes:

•
a three-year, cumulative revenue goal to incentivize executives to focus on the goals established for the three-year performance period and align executive compensation with long-term stockholder value and provide a direct link in the long-term incentive plan to long-term revenue growth; and

•
a measure of stockholder return, whereby the shares earned, if any, as a result of the Company’s three-year revenue relative to the revenue goal will be positively or negatively adjusted based on the Company’s three-year TSR relative to the three-year TSR of the companies included within the Russell 1000 index, in order to tie the value of the equity awards to the Company’s performance and appreciation of the Company’s stock price relative to the performance of other companies within the index. The Committee chose the Russell 1000 index in order to closely align the three-year performance goal with that of the U.S. equity market. The Russell 1000 measures the performance of the large cap segment of the U.S. equity markets and represents approximately 92% of the U.S. market as measured by capitalization. The Committee determined that the Russell 1000 index would provide a comprehensive and unbiased barometer against which to compare the Company’s TSR.

Distinct Performance Metrics for the Annual and Long-Term Incentive Plans: In response to stockholders’ concerns regarding use of overlapping metrics and a potential for duplicative payouts for the same areas of performance, as heard by the Company through its stockholder outreach program, the Compensation Committee approved distinct financial metrics for the annual awards of cash incentives and annual performance-based restricted stock. The annual cash incentive awards for 2014 were determined based on achievement of adjusted EBITDA and individual, subjective goals, while the 2014 annual performance-based stock awards were determined based on 2013 achievement of non-GAAP net income. As mentioned above, the three-year performance based restricted stock award will vest based on achievement of a three-year cumulative revenue performance goal.

Equity Grants Targeted at Median Peer Values: With respect to the executives’ equity compensation granted in 2014, the Compensation Committee generally strove to set target equity award values within +/- 15% of the median peer values to avoid potential payouts that could be multiple times higher than the median of the executives’ respective peers.

Executive and Director Stock Ownership Policies: The Company’s Executive Stock Ownership Policy requires (1) the Company’s Chief Executive Officer and President to own shares of Company common stock with a value equal to six times the executive’s annual base salary, and (2) each other executive officer to own shares of Company common stock with a value equal to at least two times the respective executive’s annual base salary. The current executive officers have until December 31, 2019 to meet the ownership requirements. The Company’s Director Stock Ownership Policy requires each director to own shares of Company common stock equal to 5 times the annual, standard director cash retainer. The current directors must meet the ownership threshold no later than December 31, 2018. The Compensation Committee believes that these policies further increase executives’ alignment with stockholder interests and incentivize executive officers and directors to maximize stockholder value.

Clawback Policy: The Company’s clawback policy requires the Board to review cash incentive payments to executive officers and all performance-based equity awards issued to executive officers during the three years prior to the date the Company determines a restatement is required, if any. If the Board determines that the payments or grants would have been lower had they been determined or calculated based on the restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company the value of such payments made to executive officers whom the Board determines engaged in willful misconduct or gross negligence. The Compensation Committee believes that this policy will lessen any potential for excessive risk-taking.

Corporate Governance Guidelines: The Company’s Principles of Corporate Governance assist the Board in carrying out its responsibilities and set forth the Board’s current views with respect to selected corporate governance matters considered to be of significance to our stockholders.

The Compensation Committee believes that the compensation program and corporate governance policies establish a foundation for long-term success and increased stockholder value. When making future compensation decisions for named executive officers, the Compensation Committee will continue to consider the opinions that stockholders express through say-on-pay votes and through conversations held throughout the year via stockholder outreach programs.

EXECUTIVE COMPENSATION PRACTICES
Below we highlight certain executive compensation practices we employ to align executive compensation with stockholder interests. Also listed below are certain compensation practices we do not employ because we do not believe they would serve our stockholders’ long-term interests.

What We Do

Pay for Performance.  We tie annual pay to objective performance metrics, including our fiscal year 2014 adjusted EBITDA and non-GAAP net income. We tie long-term pay to three-year cumulative revenue and total stockholder return. We ask our independent compensation consultant to evaluate the alignment of pay and performance relative to our peer group.

Total Stockholder Return Metric.  Linking executive compensation to stockholder performance is important, therefore the Compensation Committee made relative stockholder return a factor in determining performance share payouts. Further, stock options and performance-based restricted stock are awarded annually, and the value of those awards to the executives is ultimately based on stock price performance.

Executive Stock Ownership Guidelines. Executives are expected to own shares of CoStar common stock with a value equal to at least 2 to 6 times base salary, depending on position.

Vesting Period on Equity Awards.  Options and annual performance-based restricted stock vest ratably over three years.

Clawback Policy.  If a restatement is required and the Board determines that incentive payments or grants would have been lower had they been determined or calculated based on restated results, we can seek to recover the value of such payments made to executive officers whom the Board determines engaged in willful misconduct or gross negligence.

Target Pay.  We generally target each component of pay at +/- 15% of the median of the peer group, except as may otherwise be appropriate to reflect promotions, tenure, new-hire needs, internal pay equity, etc. The Compensation Committee periodically reviews the compensation peer group and makes adjustments, when appropriate, to keep pay practices competitive and in line with investor expectations.

What We Don’t Do

Limited Employment Agreements.  We do not provide our named executive officers, with the exception of the chief executive officer, with employment agreements that provide severance payments, medical or insurance benefits or other perquisites in the event the executive is terminated or resigns. Mr. Linnington, our Executive Vice President of Sales has employment terms pursuant to an offer letter that provide for a severance payment in the event he is terminated without cause. A Company-wide severance policy provides minimal severance pay tied to tenure to executives when employment ends and is available generally to all salaried employees.

No Minimum Payouts. We do not have guaranteed minimum payment levels for executives’ cash incentives or performance-based equity awards.

No Repricings.  Our stock incentive plans and NASDAQ listing standards prohibit us from repricing options without stockholder approval.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

The Company’s Compensation Committee (the “Committee”) is responsible for designing and maintaining the Company’s executive compensation program consistent with the objectives below. The Company’s executive compensation program seeks to:

•	link executive compensation with the achievement of overall corporate goals

•	encourage and reward superior performance

•	maintain competitive compensation levels in order to attract, motivate and retain talented executives

•	align executives’ interests with those of the Company’s stockholders

Accordingly, executive compensation is structured so that a significant portion of compensation paid to named executive officers is directly related to the Company’s short-term and long-term performance, thereby aligning the interests of named executive officers with those of the Company’s stockholders. For example, as discussed below, a significant portion of the named executive officers’ opportunities under the Company’s cash incentive and equity compensation programs is tied to the Company’s achievement of earnings and revenue growth objectives. The annual incentives paid to each of our named executive officers vary with individual performance and annual corporate financial results. The Committee also recognizes that the market for executives in the commercial real estate information services industry is highly competitive, and therefore seeks to provide a competitive total compensation package so that the Company may maintain its leadership position in this industry by attracting, retaining, and motivating executives capable of enhancing stockholder value.

The Committee uses its independent compensation consultant, Towers Watson, to evaluate the relationship and alignment between executive compensation for our named executive officers and our corporate performance. Towers Watson considered the alignment between the realizable compensation of our named executive officers over the last three fiscal years relative to that of the company peer group, and our performance over that period relative to those peer companies, and concluded that our pay and performance were generally aligned.

DETERMINING EXECUTIVE COMPENSATION

The Committee annually establishes and reviews all forms of direct compensation, including base salaries, annual incentive bonuses, and both the terms and types of equity awards, for the Company’s named executive officers as well as other officers of the Company. As part of the compensation review process, the Committee annually reviews and approves each element and the mix of compensation that comprises each named executive officer’s total compensation package. Our independent compensation consulting firm and Chief Executive Officer make recommendations to the Committee for each element of compensation awarded to named executive officers (including establishment of individual and corporate financial goals), but the Committee must approve each element of (and any changes to) a named executive officer’s compensation. The Committee may consider a number of factors in establishing or revising each named executive officer’s total compensation, including individual performance, the Company’s financial performance, external market and peer group practices, current compensation arrangements, internal pay equity considerations and long-term potential to enhance stockholder value. Particular factors considered by the Committee with respect to each element of executive compensation are discussed below.

Periodically the Committee retains independent compensation consulting firms (historically Towers Watson) to assist it in gathering comparison data and to provide it with information about trends in compensation among comparable companies based on factors such as market capitalization, annual revenues, earnings, service offerings, number of employees, and potential competition for talent or business. The Committee believes that comparing the compensation of each of the Company’s named executive officers with executives in comparable positions at these peer companies supports the Committee’s goal that the total compensation provided to the Company’s named executive officers be set at an appropriate level to attract, reward and retain top performers over the long term. In general, the Committee currently believes that compensation is competitive if it falls within +/- 15% of the median levels of peer company data provided by its compensation consultant, as discussed below. Where peer company data is not available, the Committee reviews individual responsibility and performance, prior compensation, external market and competitive practices

(including available general industry executive compensation data), and internal pay equity considerations when setting an executive officer’s compensation.

The Committee assesses each element of the compensation program within the whole, however, and may target certain elements of executive compensation at different levels (i.e. higher or lower than +/- 15% of the median levels of peer companies) depending on the Company’s current goals, individual achievement and internal pay equity considerations, as discussed in more detail below. Changes to different elements may result in total target compensation being higher or lower than +/- 15% of the median levels of the peer company data.

The Committee engaged Towers Watson in 2013 to review and revise the Company’s competitive peer group, to update its review and competitive assessment of the Company’s executive compensation program based on the updated peer group, and to identify potential modifications to the executive compensation program based on market practices and trends and in response to stockholder concerns raised in connection with the 2013 annual stockholders’ meeting, the Company’s business priorities, structure and growth expectations, and to address stockholder concerns. The Committee engaged Towers Watson again in early 2015 to review and revise the Company’s competitive peer group and to update its review and competitive assessment of the Company’s executive compensation program based on the updated peer group. The Committee’s decisions regarding executive compensation for 2014, including executives’ long-term incentive or equity compensation for 2014, and certain program changes were based on Towers Watson’s recommendations resulting from both its 2013 and 2015 engagements.

Towers Watson reported directly to the Committee through its chair when performing the executive compensation studies and, at the direction of the Committee chair, also worked directly with the Company’s management to develop materials and proposals with respect to named executive officer compensation. In the future, the Committee plans at its discretion to retain Towers Watson or another consulting firm from time to time to update or perform new studies to be used in connection with its executive compensation decisions.

The following is the list of peer companies selected and approved by the Committee in 2013, based upon the recommendation of Towers Watson from its 2013 study, as comparable to the Company in terms of size (including revenues, earnings and market capitalization), business model and financial performance. Towers Watson’s recommended peer companies culminated from review of peer companies included in the Internet Software & Services GICS code (including peer companies used previously and peers selected by proxy advisors), to which size screening criteria were applied. Towers Watson screened these peers by considering companies with revenue, net income, EBITDA, market cap and/or number of employees between .5x and 3x of CoStar’s. The potential peer list was further refined based on the number of criteria met through the size screening and the business model or focus (business analytics software products and services). After its review, Towers Watson recommended removing five companies, four due to relatively low market cap and one because it was larger than the Company and does not fall within the same GICS code. Towers Watson recommended adding six companies which are in the same GICS code and satisfied at least three of the five size screening criteria. Within the selected peer group, the Company fell near the 35th percentile in terms of revenues, 60th percentile in terms of earnings and 90th percentile in terms of market capitalization.

• Advent Software, Inc.	• NeuStar Inc.
• Arbitron Inc.	• Qlik Technologies, Inc.
• CommVault Systems, Inc.	• RealPage, Inc.
• comScore Inc.	• Solera Holdings Inc.
• Concur Technologies, Inc.	• The Ultimate Software Group, Inc.
• Dealertrack Technologies, Inc.	• Web.com Group, Inc.
• Fair Isaac Corp.	• WebMD Health Corp.
• NetSuite Inc.

In addition to the proxy statement data from the peer group above, the 2013 Towers Watson study also considered general industry executive compensation data and high technology long-term incentives data from Towers Watson’s

2013 executive compensation database, aged to January 1, 2014 using a 3% update factor and size-adjusted based on CoStar’s estimated annual revenues. The Company was not made aware of the names of the companies included in Towers Watson’s general industry executive compensation data or in the high technology long-term incentive data. Where available for the competitive analysis, Towers Watson created blended market data using a 75% weighting for proxy data and a 25% weighting for published survey data. Further, where available, the Committee utilized the peer company data (including the blended market data where available) as the primary competitive benchmark when evaluating the executives’ compensation, including base salaries, cash incentives, and long-term equity incentive awards, as the peer company data reflects companies that are believed to be more similar to CoStar in terms of size, business model and financial performance. In those cases where peer data was unavailable, the Committee took into account individual responsibility and performance, previous cash compensation and equity awards to the respective named executive officers, external market and competitive practices (including available general industry executive compensation data), as well as internal pay equity considerations.

In connection with its engagement in 2015 and its recommendations with respect to executives’ 2015 compensation, including equity grants awarded in 2015 for 2014 performance and equity grants awarded in 2015, Towers Watson recommended replacing two peers in the Company’s list of peer companies because those two peers had been acquired. The following is the list of peer companies selected and approved based upon the recommendation of Towers Watson as comparable to the Company in terms of size (including revenues, earnings and market capitalization), business model and financial performance, with secondary consideration given to peer companies selected by proxy advisors. Within the selected peer group, the Company fell near the 55th percentile in terms of revenues, 70th percentile in terms of earnings and 90th percentile in terms of market capitalization.

• Advent Software, Inc.	• Qlik Technologies, Inc.
• athenahealth, Inc.	• RealPage, Inc.
• CommVault Systems, Inc.	• Solera Holdings Inc.
• comScore Inc.	• The Ultimate Software Group, Inc.
• Dealertrack Technologies, Inc.	• VeriSign, Inc.
• Fair Isaac Corp.	• Web.com Group, Inc.
• NetSuite Inc.	• WebMD Health Corp.
• NeuStar Inc.

The 2015 Towers Watson study also considered general industry executive compensation data from Mercer’s 2014 Executive Compensation Survey and high technology industry data from Towers Watson’s 2014 executive compensation database, aged to March 1, 2015 using a 3% update factor and size-adjusted based on CoStar’s estimated annual revenues. The Company was not made aware of the names of the companies included in either the general industry executive compensation data or in the high technology industry data. Where available for the competitive analysis, Towers Watson created blended market data using a 75% weighting for proxy data and a 25% weighting for published survey data. Further, where available, the Committee utilized the peer company data (including the blended market data where available) as the primary competitive benchmark when evaluating the executives’ compensation as the peer company data reflects companies that are believed to be more similar to CoStar in terms of size, business model and financial performance. In those cases where peer data was unavailable, the Committee took into account individual responsibility and performance, previous compensation awards to the respective named executive officers, external market and competitive practices (including available general industry executive compensation data), as well as internal pay equity considerations.

ELEMENTS OF COMPENSATION
Each year, the Committee approves a compensation arrangement for each of its named executive officers that specifies a named executive officer’s (i) base salary, (ii) annual cash bonus potential based on a percentage of base compensation subject to achievement of individual and corporate goals (or commissions in the case of Mr. Linnington for 2015 and, previously, Mr. Stanfill), and (iii) equity awards, including the annual performance-based restricted stock that is granted based on achievement of prior year corporate goals and stock options, both of which vest over time and/or in full after a specified period of time, as well as performance-based restricted stock that vests based on achievement of pre-determined, objective goals over a multi-year period. Additionally, our U.S. named executive officers are eligible to receive Company-paid matching contributions to their 401(k) plan accounts, as well as health insurance and other welfare benefits that are generally available to the Company’s U.S. employees.

	Component	Role	How It’s Set/Links to Performance
FIXED	Base Salary	• To provide a stable, reliable monthly income • Set at levels that should comprise a low percentage of total compensation	• Reviewed annually in light of responsibilities, performance, internal pay equity, total compensation, market practices and advice of the Committee’s independent consultant
VARIABLE	Annual Cash Incentive Compensation	• To reward the achievement of annual financial goals and personal performance • Links compensation to performance since award amounts are determined after fiscal year end based on actual results	• Variable based on the Company’s corporate performance and achievement of individual goals for the fiscal year • Key metric for fiscal 2014: adjusted EBITDA
	Stock Options and Annual Performance-Based Restricted Stock	• To increase alignment with stockholders • Retains executive officers through multi-year vesting
•    For the annual performance-based restricted stock awards: variable and based on our corporate performance over the prior year; key metric for fiscal 2013 was non-GAAP net income (which determined the value of the awards granted in early 2014) and the key metric for fiscal 2014 is non-GAAP net income (which was used to determine the value of the awards granted in early 2015); and payout range is 0-200% of target award based on achievement.
•    Aligns executive interests with those of stockholders as potential value of awards increases or decreases with stock price
•    Paid in stock options and restricted stock
•    Options and annual performance-based restricted stock vest over three-year period

Performance Share Awards
•    To reward achievement of longer-term financial goals
•    To retain executives through three-year vesting period
•    Realized value attributable to three-year revenue growth performance achievement and relative total stockholder return

•    Payout range is 0-200% of target award
•    Payout based on financial metric (cumulative three-year revenue)
•    Relative total stockholder return can modify the ultimate payout +/-20%
•    Vests based on achievement of a three-year cumulative revenue performance goal, subject to adjustment based on TSR

	Other Compensation	• To allow executive officers to participate in other employee benefit plans	• Executives may participate in all other CoStar compensation and benefit programs on the same terms as other employees, such as health and welfare benefit plans and 401(k) Plan

PERFORMANCE MEASURES AND TIME HORIZONS
We use a combination of metrics and time horizons to foster and reward performance. The following chart summarizes the relevant performance measures and time frames used for our variable pay elements.

2014 Base Salaries
Base salaries provide a minimum, fixed level of cash compensation for the named executive officers. Salary levels of the executive officers are reviewed annually by the Committee. In establishing salary levels, the Committee considers each executive’s individual responsibilities and performance, prior base salary and total compensation, the pay levels of similarly situated executives within the Company, market data on base salary and total compensation levels (including Towers Watson peer group and survey data) and current market conditions. The 2013 Towers Watson study found that the named executive officers’ base salaries were either near or below the median levels of blended market data. Based on the 2013 Towers Watson study and in recognition of the Committee’s subjective view of their overall individual performance and responsibilities, in February 2014 the Committee determined to increase base salaries for 2014 for the named executive officers to keep them competitive in the marketplace, but also within +/- 15% of the median levels of the blended market data. Mr. Florance’s base salary was increased approximately 16%, Mr. Radecki’s base salary was increased approximately 4.5%, Mr. Carchedi’s base salary was increased 20%, and Mr. Stanfill’s base salary was increased approximately 2%. The named executive officers increased base salaries are all within +/- 15% of the median levels of the blended market data as reflected in the 2013 Towers Watson study. The annual base salaries of our named executive officers for 2014 were as follows:
DECISION SUPPORT
As the Committee made its compensation decisions in early 2014, it took into account that 65% of the CoStar stockholders who voted on the advisory vote on NEO compensation at the 2013 Annual Meeting of stockholders had voted in favor of approving the Company’s executive compensation, and concluded after discussions with stockholders that this level of approving votes suggested that the stockholders generally supported the Committee’s approach but that some stockholders desired changes in the executive compensation program and corporate governance processes.

Name	Title	Annual Base Salary
Andrew C. Florance	CEO & President	$655,000
Brian J. Radecki	CFO	$375,000
Francis A. Carchedi	Executive Vice President, Operations	$360,000
Matthew F.W. Linnington	Executive Vice President, Sales	$325,000
John L. Stanfill	Sr. Vice President, Sales & Customer Service	$340,000

The named executive officers salaries were set by the Committee effective as of February 28, 2014, with the exception of Mr. Linnington who commenced employment with the Company in June 2014. At the time of his employment, Mr. Linnington’s annual base salary was set at $325,000, which approximates the median level of the blended market data as reflected in the 2013 Towers Watson study.

2014 Annual Cash Incentive Program
The Committee administers an annual cash incentive program under which the Company’s named executive officers may earn a cash incentive bonus based on a fixed target percentage of base salary during the fiscal year, if individual and corporate performance objectives for the fiscal year are achieved. At the beginning of each year, the Committee establishes individual goals for each named executive officer, other than the Chief Executive Officer, based upon recommendations from our Chief Executive Officer, as well as Company financial goals that apply to all named executive officers that are based upon recommendations from our Chief Executive Officer and our Chief Financial Officer. The Committee determines the target percentages of base pay for each named executive officer based on market and competitive conditions, peer company practices, and internal pay equity considerations. The Committee also determines the weighting of the various individual and Company financial goals, based upon position and functional accountability and responsibility, as well as recommendations from our Chief Executive Officer. The target percentages and weighting of the various individual and Company financial goals may vary among the named executive officers and are subject to change from year to year. The Committee seeks to establish performance goals that are challenging but realistic given the expected operating environment at the time they are established. These performance goals are intended to focus named executive officers on achieving the Company’s financial and operating goals. After the completion of each year, the Committee reviews individual and Company performance to determine the extent to which the goals were achieved and the actual cash bonuses to be paid to the named executive officers.

In the Committee’s view, the use of annual performance-based cash incentive bonuses creates a direct link between executive compensation and individual and corporate performance. Therefore, the annual performance-based cash incentive bonus is generally divided into two components, one tied to corporate performance and one tied to individual performance. As discussed in greater detail below, the Committee sets a threshold, target and maximum award for the corporate performance objectives. Accordingly, the annual cash incentive plan provides each named executive officer with the potential to earn awards up to two times the amount of their target award value for exceptional performance as measured against metrics and goals, each of which is discussed below. If the maximum is achieved, the named executive officers receive 200% credit for the corporate performance portion of the award. If the target is achieved, the named executive officers receive 100% credit for the corporate performance portion of the award. If the threshold level of corporate performance is not reached, the executive officer does not receive any amount in respect of that portion of the award. Achievement of the individual performance goals are subjective and executives can receive between 0 and 200% credit for that portion of the award.

The Committee reviewed 2014 target and maximum award values (as a percentage of base salary) in early 2014. The Committee left unchanged Mr. Florance’s and Mr. Radecki’s target and maximum award values for 2014 based upon their individual responsibilities, competitive practices and internal pay equity considerations. Mr. Florance’s and Mr. Radecki’s 2014 target award values remained generally aligned with market common practice (within +/- 15% of the median levels of the blended market data in the 2013 Towers Watson study). Mr. Carchedi’s target and maximum award values were decreased slightly in light of his increase in base salary, to take into account internal pay equity considerations and to bring his values closer to the median level of the blended market data. The Committee determined to have Mr. Stanfill’s cash incentive for 2014 be based solely on his commission plan, which emphasizes and bases the potential payouts on sales of CoStar and LoopNet services. The Committee determined that Mr. Stanfill’s potential commission payments balance out his overall compensation package, and therefore, Mr. Stanfill was not eligible for a cash incentive award in 2014 apart from the commission plan. Mr. Linnington’s target and maximum award values for 2014 were set within +/- 15% of the median levels of the blended market data upon commencement of his employment. The Committee elected to set target and maximum award values for Mr. Linnington for 2014 while he became acclimated to the organization and commercial real estate industry, learned the business and the Company’s products and services, and repositioned the sales force for long-term success, and later revised Mr. Linnington’s cash incentive plan to a commission-based plan in early 2015, consistent with market practice for his position. The following table shows each named executive officer’s fiscal 2014 potential award values at threshold, target and maximum, expressed as a percentage of his or her base salary.

Name	Title	Threshold (50% of target)	Target	Maximum (200% of target)
Andrew C. Florance	CEO & President	50.0%	100.0%	200.0%
Brian J. Radecki	CFO	32.5%	65.0%	130.0%
Francis A. Carchedi	Executive Vice President, Operations	30.0%	60.0%	120.0%
Matthew F.W. Linnington(1)	Executive Vice President, Sales	37.5%	75.0%	150.0%
John L. Stanfill(2)	Sr. Vice President, Sales & Customer Service	—	—	—

(1)	Mr. Linnington’s cash incentive payment was pro-rated to take into account his duration of employment with the Company in 2014.

(2)	Mr. Stanfill’s incentive cash compensation opportunity for 2014 consists entirely of potential commission payments based on achievement of Company-based performance objectives described below.

Each named executive officer may earn an incentive bonus equal to, greater than or less than the target percentage of his or her base salary depending on whether the individual and the Company achieve the specified performance objectives. These objectives include individual qualitative performance goals (except for Mr. Florance), as well as Company-wide financial goals (except for Mr. Linnington). After the 2013 annual meeting and conversations between the Company and representative stockholders, the Compensation Committee approved changes to the Company-wide financial goals in order to be responsive to stockholder concerns about use of the same performance metrics in the annual cash incentive and performance-based stock awards. The Committee adopted a financial goal for the cash incentive plan based on the Company’s achievement of adjusted EBITDA included in the Company’s 2014 Operating Plan, replacing the previously used EBITDA and revenue metrics which were duplicative between the cash incentive plan and the annual performance-based restricted stock awards. Adjusted EBITDA is our GAAP-basis net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, acquisition-related and integration-related costs, restructuring charges and related costs and settlements and impairments incurred outside our ordinary course of business. Adjustments made in 2014 are identified in the reconciliation of adjusted EBITDA to its GAAP-basis result, in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2015. The Committee determined that adjusted EBITDA is a good measure of stockholder value and use of this metric (which differs from the metrics used for the performance-based stock grants) avoids any potential for duplicative payouts to the named executive officers for the same areas of performance.

2014 Annual Cash Incentive Awards – Financial Goal(1)
(dollar amounts in millions)

Performance Metric (Revised)	Threshold Goal	Target Goal	Maximum Goal	2014 Actual
Adjusted EBITDA	$135.5	$169.4	$186.3	$188.5
Payout Percentage	50%	100%	200%	200%

(1)
Named executive officers could receive between 0% and 200% credit for the Adjusted EBITDA component of their annual cash incentive award, depending upon actual Adjusted EBITDA achieved in 2014. Credit for performance between threshold and target and between target and maximum are determined by linear interpolation. No credit is given for performance below threshold and credit is capped at 200% of target. The percent credited for the Adjusted EBITDA component of the award (as shown in the table) is then multiplied by the weighting applicable to the respective component of the cash incentive award.

The individual performance goals established for the named executive officers, other than the Chief Executive Officer, at the beginning of 2014 (or upon hire, if applicable) are strategic and leadership goals tailored to the individual’s position and focused on the Company’s strategic initiatives. The individual goals assist the Committee in assessing the named executive officer’s individual performance in key areas that help drive the Company’s operating and financial results. The use of both individual and corporate goals advances the Company’s executive compensation philosophy that individual executives be held accountable for both their own individual performance as well as the Company’s performance. Based on peer data from past compensation consultant studies, which indicate that more commonly the chief executive officer’s annual incentive is tied solely to corporate results, the Committee determined that it is in the best interests of the Company to have our Chief Executive Officer’s annual incentive award based exclusively on the financial performance of the Company. Because Mr. Linnington was new to the Company in 2014, the Committee decided to tie his goals for 2014 solely to individual performance goals in order to focus him on getting up to speed on the Company’s business, products and services and the restructuring of the Company’s sales force.

Performance goals and the weighting given to each may change in the Committee’s discretion from year to year. The measures and the relative weighting of individual and corporate financial performance goals for each of the named executive officers is reviewed by the Committee annually at the beginning of the respective year. The Chief Executive Officer proposes to the Committee for its consideration changes to the measures and the weighting of the performance goals based on the Company’s current strategic initiatives and goals. The weighting of the individual and corporate objectives for the named executive officers for 2014 is shown in the table below.

Individual Performance Goals for 2014 Annual Cash Incentive Awards
The 2014 individual performance goals and percentage of such goals achieved for Mr. Radecki, Mr. Carchedi and Mr. Linnington are summarized in the table below. The Committee sets aggressive individual performance criteria for annual cash incentive awards that are challenging but realistic to achieve in order to motivate named executive officers to excel and perform at a high level and to focus on overall corporate objectives. The Committee intends to set the individual performance criteria for the annual cash incentive awards such that the relative difficulty of achieving the target level is consistent from year to year.

Name	Title	2014 Individual Goals	% of Goals Achieved
Brian J. Radecki	CFO	• Manage the Company’s costs • Manage the Company’s securities offerings • Facilitate and manage integration of acquired entities and create efficiencies in operations • Effectively communicate with the Company’s investor base and analysts • Manage the Company’s Securities and Exchange Commission filings and the annual audit	200%
Francis A. Carchedi	Exec. Vice President, Operations	• Manage the Company’s costs • Support Chief Executive Officer and operations of the Company and its subsidiaries • Facilitate and manage integration of acquired entities • Manage the research department and hire leadership for the department • Facilitate integration of verticals	200%
Matthew F. W. Linnington	Exec. Vice President, Sales	• Learn the Company’s business and understand its products and services • Manage restructuring of sales force • Facilitate and manage training for new sales account executives • Increase sales	179%

2014 Performance Against Corporate and Individual Objectives
In March 2015, the Committee assessed the Company’s and each named executive officer’s achievement of the goals and targets for 2014. Information regarding the target percentages of base salary for each named executive officer’s 2014 cash incentive award, percentage of target achieved and actual 2014 cash incentive awards paid to each named executive officer, as well as the weighting of individual and financial performance goals for 2014, are shown in the table below. A description of 2014 performance compared to the corporate and individual goals follows the table.

2014 Annual Cash Incentive Awards

Name	Title	Weighting for Individual Goals	Weighting for Adjusted EBITDA Target	Target as a % of Salary	Percentage of Target Achieved	Actual Award as a % of Salary	Actual Cash Award ($)
Andrew C. Florance(1)	CEO & President	—	100%	100%	200.0%	200.0%	$1,310,000
Brian J. Radecki(2)	CFO	50%	50%	65%	200.0%	130.0%	$487,500
Francis A. Carchedi(3)	EVP, Operations	50%	50%	60%	200.0%	120.0%	$432,000
Matthew F. W. Linnington(4)	EVP, Sales	100%	—	75%	179.0%	134.2%	$254,500
John L. Stanfill(5)	Sr. Vice President, Sales & Customer Service	Not a participant in the annual incentive plan in 2014

(1)	As discussed above, Mr. Florance’s 2014 annual cash incentive award is based solely on corporate performance goals.

(2)
The weighting of the goals for Mr. Radecki was revised in 2014 to give equal weight to the Company’s financial goals and Mr. Radecki’s individual goals, which reflects the Company’s emphasis on achievement of strategic and operational goals targeted to the Company’s growth and integration of acquired entities, as well as overall earnings and Mr. Radecki’s role with respect to the operations of the Company as a whole.

(3)
The weighting of the goals for Mr. Carchedi was revised in 2014 to give equal weight to the Company’s financial goals and Mr. Carchedi’s individual goals, which reflects the Company’s emphasis on achievement of strategic and operational goals targeted to the Company’s growth and integration of acquired entities, as well as overall earnings and Mr. Carchedi’s role with respect to the operations of the Company as a whole.

(4)
As discussed above, Mr. Linnington’s 2014 annual cash incentive award is based solely on individual goals. Mr. Linnington’s 2014 annual cash incentive award was prorated based on the seven months during which he was employed by the Company in 2014.

(5)
As indicated above, the Committee determined that Mr. Stanfill’s potential commission payments, based on a percentage of the Company’s U.S. monthly net new subscription contracts, balance out his overall compensation package, therefore he is not eligible for a cash incentive award in 2014 apart from the commission plan.

Commission Payments
In 2014, Mr. Stanfill was entitled to receive monthly commissions paid quarterly based on a percentage of the Company’s U.S. monthly new subscription contract amounts net of cancellations. The Committee determined to have Mr. Stanfill’s cash incentive for 2014 be based solely on his commission plan to emphasize Company sales and Mr. Stanfill’s role with respect to the Company’s sales. Mr. Stanfill is not eligible for a cash incentive award in 2014 apart from the commission plan. The Committee determined that Mr. Stanfill’s potential commission payments balance out his overall compensation package. The commission payments provide incentive for Mr. Stanfill to continue to grow the Company’s business and generate revenues, and the rates of payment are set to provide challenging but achievable goals to motivate Mr. Stanfill to maintain his focus on sales of the Company’s subscription-based services, the Company’s primary source of revenue, as well as cross selling the Company’s services. The Company is not disclosing the specific commission rates because they are based on key operational objectives that would signal the Company’s strategic direction and also could be used by competitors to target recruitment of Mr. Stanfill. The total commission payments paid to Mr. Stanfill for 2012, 2013 and 2014 are shown in the Summary Compensation Table in this Proxy Statement.

Equity Incentive Plan
The Committee has designed the executive equity incentive compensation program with the intent of aligning executive incentives with long-term stockholder value and with a view toward executive retention. The Committee believes that equity-based compensation and executive ownership of the Company’s stock help support the Committee’s goal that the Company’s named executive officers have a continuing stake in the long-term success of the Company.

Each named executive officer is eligible to receive equity awards under the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”). The Committee generally grants time-based restricted stock and/or stock options to each executive when he or she joins the Company or upon promotion to an executive position as an incentive to accept employment and become a member of the Company’s executive team. As set forth in more detail below, the Committee currently also makes annual grants of equity awards as part of the executive compensation program. Over the past few years, those grants have consisted of restricted stock and stock options. In response to, and in support of, stockholders’ belief that a greater portion of the equity awards should be long-term performance awards, commencing in 2014, the Committee enhanced the program so that the restricted stock portion of the annual grants consist of a number of shares of restricted stock determined based on the achievement of the prior year’s non-GAAP net income and is subject to time-based vesting following grant and a performance-based grant of restricted stock which vests based on achievement of a three-year cumulative revenue goal and is subject to adjustment based on the Company’s TSR over the three-year performance period. The three-year performance shares provide a long-term or multi-year performance measurement encouraging executives to achieve sustained growth. Under the program, target award values are determined at the time of grant.

The Committee decided to grant a mix of equity awards because each type of award helps achieve some of the objectives of the executive compensation program.

•
The Committee believes that options have a performance-based element because the option holder realizes value only if the stockholders also realize value – if the price of the Company’s common stock has increased from the grant date at the time the option is exercised.

•	In contrast, restricted stock awards have value when they vest regardless of the stock price, so they have retention value even if the Company’s common stock price declines or stays flat.

•
Grants of performance shares that vest based on achievement of a long-term performance goal also provide a long-term or multi-year performance measurement encouraging executives to achieve sustained growth, increasing executives’ focus on longer-term financial goals and further linking executives’ interests with those of our stockholders.

Stock options motivate executive officers by providing greater potential upside while restricted stock awards promote executive retention, focus executives’ attention on total stockholder return and balance the Company’s compensation program. The Committee believes that the use of multi-year vesting periods for equity awards (for both stock options and restricted stock) emphasizes a longer-term perspective and therefore encourages executive retention. Under the current program, all stock option and restricted stock awards issued to the named executive officers that vest over time are subject to a three-year vesting period from the date of grant.

The value of the annual equity compensation awards granted to our named executive officers is based on a target award dollar amount and varies among named executive officers by position depending upon individual responsibility and performance, external market and peer group practices, internal pay equity considerations, and, with respect to the annual performance-based restricted stock awards, achievement of the performance criteria as described below. Consistent with its determinations for executive compensation generally, the Committee has generally set the aggregate target equity compensation within +/- 15% of the median levels of the peer company data provided by its compensation consultant, where available, but retains discretion to set target award levels based on the considerations set forth above.

Overview of Long-Term Incentive Components

	Stock Options	Performance-Based Restricted Stock	Performance Share Plan
% of Target Value	40%	40%	20%
Grant Determination Process	Target value ranges by position	Target value ranges by position; actual grant set by previous year’s performance	Target value ranges by position
Vesting / Performance Period	3-year vesting		3-year performance cycle with vesting upon achievement and Compensation Committee certification
Performance Goals	N/A	Non-GAAP net income for prior fiscal year; performance scale maximum of 200%	Multi-year goals - 3-year cumulative revenue, plus relative total stockholder return kicker (+/- 20% payout modifier)

To illustrate performance periods and grant timing, we have provided an overview:

2012
2013
2014
2015
2016
2017
2018
Performance Based Restricted Stock
Stock Options
Performance Share Plan
2012-2013 Performance Period
2013-2014 Performance Period
2014-2015 Performance Period
2014-2016 Performance Period
2015-2017 Performance Period
First Quarter 2013 2012 Performance Based Restricted Stock Shares Grant; 3-Year Time Vesting Begins
First Quarter 2014 2013 Performance Based Restricted Stock Shares Grant; 3-Year Time Vesting Begins
First Quarter 2015 2014 Performance Based Restricted Stock Shares Grant; 3-Year Time Vesting Begins
First Quarter 2017 2014 Performance Share Plan Award Vesting Upon Achievement and Compensation Committee Certification
First Quarter 2018 2015 Performance Share Plan Award Vesting Upon Achievement and Compensation Committee Certification
First Quarter 2013 2013 Stock Option Grant; 3-Year Time Vesting Begins
First Quarter 2014 2014 Stock Option Grant; 3-Year Time Vesting Begins
First Quarter 2015 2015 Stock Option Grant; 3-Year Time Vesting Begins

Target Equity Incentive Awards Granted in 2014
After review of the executive compensation program in early 2014, the Company’s goals (including linking executive incentives with long-term stockholder value), peer data (where available), previous equity awards to the respective named executive officers, the total mix of compensation for each individual, individual performance and internal pay equity and competitive considerations, the Committee determined to increase the annual, long-term equity incentive target award values for all of the named executive officers. Mr. Radecki’s and Mr. Stanfill’s target award values for the equity compensation component of their compensation for 2014 were set at the median levels of blended market data. Mr. Florance’s target award values for the equity compensation component of his compensation for 2014 was set approximately 15% above the median level of blended market data, while Mr. Carchedi’s target award values for the equity compensation component of this compensation for 2014 was set approximately 55% above the median level of blended market data. As a result, each named executive officer’s total direct compensation (consisting of base salary, target bonus and target equity values) was set within +/- 15% of the median level of blended market data, except for Mr. Carchedi’s whose values were set higher as a result of his increased responsibilities and internal pay equity considerations. Mr. Linnington received a one-time restricted stock grant that vests ratably in equal annual installments over four years in connection with his offer and acceptance of employment as a member of the Company’s executive team. Mr. Linnington’s restricted stock grant was set higher than the median level of blended market data as an incentive for him to accept the offer of employment.

After the 2013 annual meeting and conversations between the Company and representative stockholders, including discussion of concerns regarding the lack of a multi-year performance measurement within the equity program, based on recommendations received from Towers Watson, the Committee revised the equity program so that the target value of the awards are made up of 40% options, 40% annual performance-based restricted stock granted based on achievement of annual financial performance objectives and subject to a three-year vesting term, and 20% performance-based restricted stock subject to vesting based on a three-year pre-determined performance objective and adjustment based on achievement of total stockholder return relative to TSR of companies within the Russell 1000. In addition, after the 2013 annual meeting and conversations between the Company and representative stockholders, the Compensation Committee approved changes to the Company-wide financial goals in order to be responsive to stockholder concerns about use of the same performance metrics in the annual cash incentive and performance-based stock awards. The Committee adopted a financial goal for the annual performance-based restricted stock awards based on the Company’s achievement of non-GAAP net income included in the Company’s 2014 Operating Plan, replacing the previously used EBITDA and revenue metrics which were duplicative between the cash incentive plan and the annual performance stock awards. Non-GAAP net income is our GAAP-basis net income (loss) before stock-based compensation expense, acquisition- and integration-related costs, purchase accounting adjustments, restructuring charges and related costs, and settlement and impairment costs as well as purchase amortization and other related costs and an assumed provision for income taxes. Adjustments made in 2014 are identified in the reconciliation of non-GAAP net income to its GAAP-basis result in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2015. The Committee determined that non-GAAP net income is a relevant measure of the Company’s financial performance and of stockholder value, and use of the metric avoids potential for duplicative payouts under the Company’s cash incentive program to the named executive officers for the same areas of performance.

Once the achievement level of the performance target for the annual restricted stock grant and the total amount of that award for each named executive officer has been determined by the Committee, the number of shares of restricted stock actually granted to a named executive officer is determined using the fourth quarter average daily closing price of the Company’s common stock and rounding up to the nearest 100 shares and approved by the Committee. The annual performance-based restricted stock awards vest in equal installments on the first three anniversaries of the date of grant. Similarly, the number of shares of restricted stock granted to a named executive officer with respect to the multi-year performance grant, subject to vesting, is similarly determined using the fourth quarter average daily closing price of the Company’s common stock and rounding up to the nearest 100 shares, as described further under “2014 Multi-Year Performance Shares” below. The grant date of the annual performance-based restricted stock awards and the multi-year performance restricted stock awards is the date that the Committee approves the grants. These awards are granted under our 2007 Plan. Grants of performance-based restricted stock are accounted for using the fair market value of such stock on the date of grant.

The Committee supplements the named executive officers’ annual restricted stock awards with an annual award of stock options. Annual option grants are also based on the target award values determined as of the date of grant and vest pro rata over three years. The value actually awarded to each named executive officer is converted to the number of options based on Towers Watson’s recommended value per option calculated using the Black-Scholes model, and may be updated from time to time. The exercise price for each option is equal to the closing price of the Company’s common stock on the date of grant, which is the date of approval by the Committee.

The Committee approved the following target award values for the annual equity compensation awards, including the performance-based restricted stock awards granted in 2014 for 2013 performance and the annual stock option and multi-year performance restricted stock awards granted in 2014.

Name	Title	Annual Option Target Award Values	Annual Performance-Based Restricted Stock Award Values	3-year Performance Stock Award Values	Aggregate Annual Target Award Values
Andrew C. Florance	CEO & President	$1,360,000	$1,360,000	$680,000	$3,400,000
Brian J. Radecki	CFO	$450,000	$450,000	$225,000	$1,125,000
Francis A. Carchedi	Exec. Vice President, Operations	$450,000	$450,000	$225,000	$1,125,000
Matthew F.W. Linnington(1)	Exec. Vice President, Sales	—	—	—	—
John L. Stanfill	Sr. Vice President, Sales & Customer Service	$316,000	$316,000	$158,000	$790,000
_____________

(1) Mr. Linnington was not an employee at the time the equity grants were awarded in February 2014.

2013 Performance-Based Restricted Stock Awards Granted in 2014
On February 28, 2014, the Committee approved and awarded each named executive officer a grant of restricted stock, the size of which was based on the target award values set forth above and achievement of non-GAAP net income for 2013 (the “2013 Performance-Based Stock Awards”). Each named executive officer had the potential to earn up to two times his or her annual performance-based restricted stock target award value for exceptional performance as measured against the pre-established metrics and goals.

2013 Performance-Based Stock Awards – Financial Goal(1)
(dollar amounts in millions)

Performance Metric (Revised)	Threshold Goal	Target Goal	Maximum Goal	2013 Actual
Non-GAAP Net Income	$44.4	$55.5	$61.1	$72.6
Payout Percentage	50%	100%	200%	200%

(1)
Named executive officers could receive between 0% and 200% credit for the non-GAAP net income goal, depending upon actual non-GAAP net income achieved in 2013. Credit for performance between threshold and target and between target and maximum are determined by linear interpolation. No credit is given for performance below threshold and credit is capped at 200% of target.

For 2013 performance, each named executive officer received 200.0% of his or her target award value. The 2013 Performance-Based Stock Awards were granted on February 28, 2014, and the stock award value earned by each named executive officer is shown in the table below. For additional information, see the Grants of Plan-Based Awards table in this Proxy Statement.

Name	Title	Award Earned Value ($)	Actual Award of Shares (#)(1)
Andrew C. Florance	CEO & President	$2,720,000	15,400
Brian J. Radecki	CFO	$900,000	5,100
Francis A. Carchedi	Exec. Vice President, Operations	$900,000	5,100
Matthew F. W. Linnington(2)	Exec. Vice President, Sales	—	—
John L. Stanfill	Sr. Vice President, Sales & Customer Service	$632,000	3,600
_____________

(1)	The number of shares granted is determined by dividing the earned award value by the fourth quarter 2013 average daily price ($176.87), rounded up to the nearest 100 shares.

(2)
Mr. Linnington was not an employee at the time the equity grants were awarded in February 2014. Mr. Linnington’s offer of employment, based upon arms-length negotiation, included a restricted stock award valued at $1,500,000. The restricted stock, which vests in equal annual installments over four years, was granted on September 11, 2014, and the grant date fair value is $1,500,146, computed in accordance with FASB ASC Topic 718 pursuant to SEC rules.

2014 Multi-Year Performance Shares
On February 28, 2014, the Committee awarded the named executive officers shares of restricted stock subject to vesting based on achievement of a three-year cumulative revenue goal and adjustment based on the Company’s achievement of total stockholder return (TSR) relative to TSR of companies within the Russell 1000 over the same three-year period. The Company believes that disclosing the specific revenue goal would cause competitive harm, but believes that achievement of the goal at the target level is attainable but will require significant effort. Each named executive officer has the potential to earn up to two times his or her three-year performance stock target award value for exceptional performance as measured against the pre-established revenue goal, plus up to an additional 20% based on the Company’s TSR over the same three-year period.

Named executive officers can receive between 0% and 200% credit for the revenue component of their three-year performance stock award, depending on actual, cumulative revenue achieved from January 1, 2014 through December 31, 2016. Credit for performance between threshold (95% of target revenue) and target and between target and maximum (102% of target revenue) are determined by linear interpolation. No credit is given for performance below the threshold and credit is capped at 200% of target. After the number of performance shares is determined based on the cumulative revenue for the three-year period, the TSR modifier may increase or decrease the number of shares earned from +20% to -20%. Shares are reduced by 20% if performance is at or below the threshold (25th percentile). Shares are increased by 20% if performance is at or above the maximum (75th percentile). There is no adjustment to the number of shares at target (50th percentile). Adjustments are made between threshold and target and between target and maximum by linear interpolation.

The maximum number of shares of restricted stock subject to the three-year performance stock grant based on the award values described above was awarded on February 28, 2014, subject to the above-described vesting provisions. The maximum number of shares was calculated by first determining the target number of shares by dividing the target value by the fourth quarter 2013 average daily price ($176.87) and rounding up to the nearest 100 shares, and then multiplying the target number of shares by 2 (to take into account the potential for the maximum 200% credit) and the result by 1.2 (to take into account the potential +20% TSR adjustment).

The actual number of shares that vest and become non-forfeitable are determined on the vesting date based on the Company’s achievement of the revenue and TSR goals described above. The table below sets forth the maximum three-year performance stock award values and the number of shares of common stock granted to the named executive officers in February 2014.

Name	Title	Maximum 3-year Performance- Stock Award Values(1)	Maximum Shares (#)(2)
Andrew C. Florance	CEO & President	$1,632,000	9,360
Brian J. Radecki	CFO	$540,000	3,120
Francis A. Carchedi	Exec. Vice President, Operations	$540,000	3,120
Matthew F. W. Linnington(3)	Exec. Vice President, Sales	—	—
John L. Stanfill	Sr. Vice President, Sales & Customer Service	$379,200	2,160
_____________

(1)
Calculated by multiplying the target award value by 2 (to take into account the potential for the maximum 200% credit) and the result by 1.2 (to take into account the potential +20% TSR adjustment). The amounts reported in this table under “3-year Performance Stock Award Values” differ from the grant date fair values for these awards reported in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this Proxy Statement, which are computed in accordance with FASB ASC Topic 718 pursuant to SEC rules.

(2)
The maximum number of shares was determined by dividing the target award value by the fourth quarter 2013 average daily price ($176.87), rounding up to the nearest 100 shares, then multiplying that number by 2 (to take into account the potential for the maximum 200% credit) and the result by 1.2 (to take into account the potential +20% TSR adjustment).

(3)	Mr. Linnington was not an employee at the time the three-year performance stock awards were granted in February 2014

2014 Stock Option Awards
On February 28, 2014, the Committee awarded the named executive officers stock options. The number of shares of common stock underlying the option awards granted to named executive officers was based on the award values described above. The table below sets forth the option award values and the number of shares of common stock underlying each option award for the option grants to the named executive officers granted in February 2014.

Name	Title	Option Award Values	Shares Underlying Option Awards(1)
Andrew C. Florance	CEO & President	$1,360,000	33,600
Brian J. Radecki	CFO	$450,000	11,100
Francis A. Carchedi	Exec. Vice President, Operations	$450,000	11,100
Matthew F. W. Linnington(2)	Exec. Vice President, Sales	—	—
John L. Stanfill	Sr. Vice President, Sales & Customer Service	$316,000	7,800
_____________

(1)
The number of shares granted is determined by dividing the option award value by Towers Watson’s recommended value per option calculated using the Black-Scholes model, rounded up to the nearest 100 shares. The amounts reported in this table under “Option Award Values” differ from the grant date fair values for these awards reported in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table in this Proxy Statement.

(2)	Mr. Linnington was not an employee at the time the stock option awards were granted in February 2014.

Target Equity Incentive Awards Granted in 2015

The Committee elected to review the target award values in early 2015 in advance of awarding the annual performance-based restricted stock awards in 2015 for 2014 performance and the annual stock option awards in 2015. After this additional review of the Company’s goals (including linking executive incentives with long-term stockholder value), previous equity awards to the respective named executive officers, the total mix of compensation for each individual, internal pay equity and competitive considerations, and taking into account the 2015 Towers Watson study, the Committee determined to increase target award values for Mr. Florance and Mr. Radecki, adjust Mr. Carchedi’s target award value and set Mr. Linnington’s target award value. Mr. Florance’s and Mr. Radecki’s target award values were increased in recognition of their responsibilities and performance. The target award values for Messrs. Florance, Radecki and Carchedi fall between the 50th and 75th percentile of the blended market data. Mr. Linnington’s target award value falls below the median levels of blended market data, and was determined after taking into account Mr. Linnington’s previous equity grant, his total mix of compensation and internal pay equity considerations.

Target Equity Incentive Awards
Target value of the award components:

•	40% options;

•	40% performance-based restricted stock granted based on achievement of non-GAAP net income performance objectives and subject to a three-year vesting term; and

•
20% performance shares earned based on a three-year cumulative revenue performance objective and adjustment based on achievement of total stockholder return relative to TSR of companies within the Russell 1000.

The chart below sets forth the target award values for the annual equity compensation awards, including the annual stock option awards granted in 2015, the performance-based restricted stock awards granted in 2015 for achievement of 2014 non-GAAP net income that vest ratably over three years, and the performance-based grant of restricted stock, which vests based on achievement of a three-year cumulative revenue goal and is subject to adjustment based on the company’s total stockholder return over the same three-year period. The value of performance-based restricted stock ultimately awarded to our named executive officers in early 2015 for 2014 performance was determined based upon achievement of non-GAAP net income as described below. Each named executive officer had the potential to earn up to two times his or her annual performance-based restricted stock target award value for exceptional performance as measured against the goal.

Name	Title	Annual Option Target Award Values	Annual Performance-Based Restricted Stock Target Award Values	3-year Performance Stock Target Award Values	Aggregate Annual Target Award Values
Andrew C. Florance	CEO & President	$1,520,000	$1,520,000	$760,000	$3,800,000
Brian J. Radecki	CFO	$660,000	$660,000	$330,000	$1,650,000
Francis A. Carchedi	Exec. Vice President, Operations	$400,000	$400,000	$200,000	$1,000,000
Matthew F. W. Linnington	Exec. Vice President, Sales	$340,000	$340,000	$170,000	$850,000
John L. Stanfill(1)	Sr. Vice President, Sales & Customer Service	—	—	—	—
_____________
(1) Mr. Stanfill resigned as Senior Vice President of Sales & Customer Service in 2014, and therefore was not eligible for the equity grants awarded in March 2015.

2014 Performance-Based Restricted Stock Awards Granted in 2015

On March 5, 2015, the Committee approved and awarded each named executive officer a grant of restricted stock, the size of which was based on the target award values set forth above and achievement of non-GAAP net income for 2014 (the “2014 Performance-Based Stock Awards”).

2014 Performance-Based Stock Awards – Financial Goal(1)
(dollar amounts in millions)

Performance Metric (Revised)	Threshold Goal	Target Goal	Maximum Goal	2014 Actual
Non-GAAP Net Income	$69.6	$87.0	$95.7	$101.0
Payout Percentage	50%	100%	200%	200%

(1)
Named executive officers could receive between 0% and 200% credit for the non-GAAP net income goal, depending upon actual non-GAAP net income achieved in 2014. Credit for performance between threshold and target and between target and maximum are determined by linear interpolation. No credit is given for performance below threshold and credit is capped at 200% of target.

For 2014 performance, each named executive officer received 200.0% of his or her target award value. The 2014 Performance-Based Stock Awards were granted on March 5, 2015, and the stock award value earned by each named executive officer is shown in the table below. As these awards were granted in early 2015, the grant date fair values of these awards are not included in the Summary Compensation Table or Grants of Plan-Based Awards Table below, but will be reflected in next year’s proxy statement.

Name	Title	Award Earned Value ($)	Actual Award of Shares (#)(1)
Andrew C. Florance	CEO & President	$3,040,000	18,900
Brian J. Radecki	CFO	$1,320,000	8,200
Francis A. Carchedi	Exec. Vice President, Operations	$800,000	5,000
Matthew F. W. Linnington	Exec. Vice President, Sales	$680,000	4,300
John L. Stanfill(2)	Sr. Vice President, Sales & Customer Service	—	—
_____________

(1)	The number of shares granted is determined by dividing the earned award value by the fourth quarter 2014 average daily price ($161.56), rounded up to the nearest 100 shares.

(2)	Stanfill resigned as Senior Vice President of Sales & Customer Service in 2014, and therefore was not eligible for the equity grants awarded in March 2015.

COMPENSATION DECISION PROCESS

COMPENSATION COMMITTEE             Composed entirely of independent directors

Read the Board Committees’ Charters All of the charters for the Company’s Board committees are available in the “Investors” section of the Company’s website at
www.costargroup.com/investors/governance

The Compensation Committee operates under a written charter approved by the Board. The Compensation Committee:

•
Oversees the Company’s compensation structure, policies and programs for executive officers and assesses whether the compensation structure establishes appropriate incentives for the executive officers;

•	Annually reviews and approves corporate goals and objectives relevant to CEO’s and other executive officers’ compensation;

•	Determines and sets compensation levels based on the Compensation Committee’s evaluation and, with respect to the other executives, the recommendations of the CEO;

•	Approves stock options and other stock incentive awards for executive officers;

•	Reviews and approves the design of benefit plans pertaining to executive officers;

•	Reviews and recommends employment agreements for executive officers;

•	Approves, amends or modifies the terms of any compensation or benefit plan that does not require stockholder approval;

•	Reviews the compensation of Directors for service on the Board and its committees and recommends changes in compensation to the Board; and

•	Reviews and discusses with management the Company’s compensation discussion and analysis and related disclosures required to be included in the Company’s annual report and proxy statement.

In addition, the Board has designated the Compensation Committee as the Administrator of the Company’s 1998 Stock Incentive Plan, as amended (the “1998 Plan”), the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”), and the Company’s 2011 Cash Incentive Plan (the “2011 Incentive Plan”). The Compensation Committee may delegate its duties or responsibilities to a subcommittee of the Compensation Committee, and it has authority to retain and to direct management to retain outside advisors and experts that it determines appropriate to assist with performance of its functions.

For additional information about the Committee’s authority and its ability to delegate its authority, see the section of this Proxy Statement titled “Additional Information—Board Meetings and Committees—Compensation Committee.”

INDEPENDENT COMPENSATION CONSULTANT             Towers Watson

About Towers Watson Towers Watson is engaged by and reports to the Compensation Committee, and occasionally meets with management to discuss compensation initiatives and issues. The Compensation Committee determined that Towers Watson’s work as the Compensation Committee’s compensation consultant does not present any conflicts of interest.

In 2013, Towers Watson:

•	Provided the Compensation Committee with observations on the competitiveness of our compensation programs with comparable companies;

•	Provided a pay-for-performance analysis comparing Company target and realizable pay and performance to our peer group;

•	Provided its recommendations with respect to Board compensation, as well as its advice on development of new programs; and

•	Conducted a market study of executive compensation practices to ensure that Company’s compensation programs are reasonable and competitive.

In early 2015, Towers Watson updated the Company’s peer group, provided a compensation analysis with respect to the competitiveness of the Company’s executive compensation programs, and provided a pay-for-performance analysis.

MANAGEMENT

•	Supports the Compensation Committee by making recommendations and providing analyses and meets with Towers Watson to discuss compensation initiatives and competitive practices;

•	The Chief Executive Officer is responsible for conducting an annual performance evaluation of each of the NEOs; and

•	Based on performance and competitive benchmarking reports, the CEO makes recommendations to the Compensation Committee for the compensation of the other NEOs.

OTHER COMPENSATION POLICIES AND PRACTICES

EXECUTIVE STOCK OWNERSHIP POLICY
The Company believes that its executive officers should have a significant financial stake in the Company. To better align the interests of our executive officers with those of our stockholders, in early 2014, the Compensation Committee adopted an Executive Stock Ownership Policy. Executive officers are expected to own shares of the Company’s common stock as follows:

Name	Shares
CEO & President	Required to own shares with a value equal to 6x annual base salary
Other Executive Officers	Required to own shares with a value equal to 2x annual base salary

Shares subject to unvested or unexercised equity awards are not considered owned by the executive for purposes of the policy. The current executive officers have until December 31, 2019 to meet the ownership requirements.

EQUITY GRANT PRACTICES
The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

RECOUPMENT (OR “CLAWBACK”) POLICY
In early 2014, the Compensation Committee approved a recoupment (“clawback”) policy. In the event of a restatement due to material non-compliance with financial reporting requirements, the Board is required to review cash incentive payments to executive officers and all performance-based equity awards issued to executive officers during the three years prior to the date the Company determines the restatement is required. If the Board determines that the payments or grants would have been lower had they been determined or calculated based on the restated results, the Board will, to the extent permitted by governing law, seek to recoup for the benefit of the Company the value of such payments made to executive officers whom the Board determines engaged in willful misconduct or gross negligence.

ANTI-HEDGING POLICIES
Pursuant to the Company’s insider trading policy, the Company does not permit directors, officers or other employees to engage in speculative or short-term financial activities involving the Company’s stock or derivatives based on the Company’s securities without the consent of the Company’s compliance officer. In addition, the Company does not generally allow any such activities or other hedging activities by its executive officers or directors absent an extraordinary circumstance.

TERMINATION AND CHANGE OF CONTROL PAYMENTS

Except for Mr. Florance, who has termination provisions in his employment agreement, and Mr. Linnington, who has a severance provision in his employment terms providing for severance in the event of his termination without cause, the Company is not obligated to provide significant severance or termination payments to named executive officers. In 2008, the Company adopted a company-wide severance plan that provides payments that do not discriminate in scope, terms or operation in favor of executive officers of the Company and that are available generally to all salaried employees, including the named executive officers. Pursuant to the Company’s severance policy, in recognition of their service to the Company, full-time staff who are part of a position reduction may receive severance pay equal to two weeks current base pay for the first year or less of employment, plus one week current base pay for each completed additional year of continuous service (up to a 16-week maximum payout) in exchange for a full release of claims. All Company employees are employed at will and, unless specified otherwise by an employment agreement, CoStar is not liable to pay severance but has chosen to adopt this severance policy to apply only in limited circumstances. The Company may choose to pay severance outside of the severance policy in its sole discretion and may amend, alter or discontinue the severance policy at any time.

Similarly, except for Mr. Florance, who negotiated change of control provisions in his employment agreement, the Company does not provide significant cash payments to named executive officers upon a change of control or other similar significant corporate event. However, in order to protect the rights granted under the Company’s 1998 and 2007 stock incentive plans, the form of grant agreement provides for acceleration of vesting of stock and option grants and rights to exercise stock options upon certain significant events, including a change of control, liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the Company’s assets (except in the event that the awards are assumed or substitute grants are awarded pursuant to the terms of the grant). Those rights do not discriminate in scope, terms or operation in favor of named executive officers of the Company and are available generally to all employees who participate in those plans, including the named executive officers.

Details of the potential termination payments for Mr. Florance, of the rights triggered under the 1998 and 2007 stock incentive plans in the case of a significant corporate event and potential payments under the Company-wide severance policy are set out below in the section titled “Potential Payments Upon Termination or Change of Control” in this Proxy Statement.

POLICY ON DEDUCTIBILITY OF COMPENSATION
Section 162(m) of the Internal Revenue Code disallows the deduction of compensation paid by a public company to its Chief Executive Officer and each of the other three most highly compensated executive officers (not including the Company’s Chief Financial Officer) that exceeds $1 million. Compensation that is considered “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. The CoStar Group, Inc. 2007 Stock Incentive Plan, as amended, has been structured so that stock options, stock appreciation rights and certain restricted stock and restricted stock unit awards may qualify as “performance-based” compensation under Section 162(m). In addition, bonuses payable under the CoStar Group, Inc. 2011 Incentive Bonus Plan are intended to qualify as “performance-based” compensation under Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid by the Company will be fully deductible under all circumstances. Furthermore, while the Committee may consider tax deductibility as one of the factors in determining executive compensation, to retain maximum flexibility in designing compensation programs that meet the Committee’s stated objectives, the Committee may not necessarily limit or structure compensation so that it is deductible under Section 162(m).

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

The following table includes information concerning compensation paid to or earned by the Company’s “named executive officers” listed in the table for 2012, 2013 and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Andrew C. Florance	2014	$638,142	$5,119,648	$1,952,832	$1,310,000	$15,362	(3a)	$9,035,984
Chief Executive Officer
and President	2013	$561,267	$3,432,576	$1,919,830	$1,127,500	$20,677		$7,061,850

	2012	$542,789	$1,741,575	$875,283	$1,100,000	$38,245		$4,297,892

Brian J. Radecki	2014	$372,175	$1,699,848	$645,132	$487,500	$14,733	(3b)	$3,219,388
Chief Financial Officer
	2013	$357,031	$827,496	$460,350	$454,716	$13,720		$2,113,313

	2012	$338,462	$585,168	$291,761	$455,000	$9,200		$1,679,591

Francis A. Carchedi	2014	$349,752	$1,700,474	$645,132	$432,000	$15,382	(3c)	$3,142,740
Executive Vice President,
Operations	2013	$287,273	$735,552	$412,610	$390,000	$12,567		$1,838,002

	2012	$235,192	—	—	$264,000	$29,437		$528,629

Matthew F. W. Linnington(4)	2014	$222,669	$1,500,146	—	$254,500	$12,539	(3d)	$1,989,854
Executive Vice President,
Sales

John L. Stanfill	2014	$199,014	$1,190,736	$453,336	$26,128(5)	$12,018	(3e)	$1,881,233
Sr. Vice President
Sales & Customer Service	2013	$331,700	$612,960	$344,410	$99,665	$17,182		$1,405,917

	2012	$319,231	$483,390	$243,484	$351,394	$29,654		$1,427,153
__________

(1)
This column shows the aggregate grant date fair value of the awards granted in the years shown, computed in accordance with FASB ASC Topic 718 pursuant to SEC rules, including the grant date fair value of the maximum number of shares that could be issued pursuant to the three-year performance based restricted stock awards, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2014 through December 31, 2016 and are subject to adjustment based on the Company’s TSR over the three-year performance period. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the named executive officers. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. Assumptions used in calculating the fair value for awards granted in 2014 are described in Note 15 to the audited financial statements in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014. For additional information on the stock awards, see the “Equity Incentive Plan” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

(2)
Except as specifically noted otherwise in footnote 5 with respect to Mr. Stanfill, this amount represents the annual cash incentive earned under the Company’s annual incentive bonus plan based on the executive’s achievement of individual and Company financial goals. These bonuses are awarded and paid in the following year after actual financial results are determined for the year for which performance was measured. For additional information regarding the annual cash incentives paid for

2014 performance, see the “2014 Annual Cash Incentive Program” discussion within the section titled “Compensation Discussion and Analysis” of this Proxy Statement.

(3a)
Pursuant to the CoStar Realty Information, Inc. 401(k) Plan (a defined contribution plan available generally to employees of the Company) (the “401(k) Plan”), for the 2014 plan year, Mr. Florance contributed a portion of his annual compensation and CoStar made a matching contribution in the amount of $10,400. In 2014, the employer contribution was capped at the executive’s contribution amount up to a maximum of four percent of the executive’s gross pay. The Company paid $1,112 in annual premiums to maintain a $1 million life insurance policy for the benefit of Mr. Florance. Mr. Florance received a tax gross up of $3,850 on certain business travel reported as income for tax purposes.

(3b)
Pursuant to the 401(k) Plan, for the 2014 plan year, Mr. Radecki contributed a portion of his annual compensation and CoStar made a matching contribution in the amount of $10,400. In 2014, the employer contribution was capped at the executive’s contribution amount up to a maximum of four percent of the executive’s gross pay. Mr. Radecki received a tax gross up of $4,333 on certain employee incentives or gifts reported as income for tax purposes.

(3c)
Pursuant to the 401(k) Plan, for the 2014 plan year, Mr. Carchedi contributed a portion of his annual compensation and CoStar made a matching contribution in the amount of $10,400. In 2014, the employer contribution was capped at the executive’s contribution amount up to a maximum of four percent of the executive’s gross pay. Mr. Carchedi received a tax gross up of $4,333 on certain employee incentives or gifts and of $649 on his employment service award, each of which was reported as income for tax purposes.

(3d)
Pursuant to the 401(k) Plan, for the 2014 plan year, Mr. Linnington contributed a portion of his annual compensation and CoStar made a matching contribution in the amount of $10,400. In 2014, the employer contribution was capped at the executive’s contribution amount up to a maximum of four percent of the executive’s gross pay. Mr. Linnington received a tax gross up of $1,982 on certain business travel reported as income for tax purposes, and a tax gross up of $2,139 on certain employee incentives or gifts reported as income for tax purposes.

(3e)
Pursuant to the 401(k) Plan, for the 2014 plan year, Mr. Stanfill contributed a portion of his annual compensation and CoStar made a matching contribution in the amount of $10,400. In 2014, the employer contribution was capped at the executive’s contribution amount up to a maximum of four percent of the executive’s gross pay. Mr. Stanfill received a tax gross up of $1,618 on certain employee incentives or gifts reported as income for tax purposes.

(4)	Mr. Linnington was appointed as an executive officer of the Company in June 2014.

(5)	This amount represents the monthly commission payments paid to Mr. Stanfill for performance in 2014, which are based on the Company’s monthly net new subscription contract amounts.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2014
The following Grants of Plan-Based Awards table provides additional information about stock and option awards and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew C. Florance		$327,500	$655,000	$1,310,000
	2/28/14				1,560	3,900	9,360				$2,023,632	(7)
	2/28/14							15,400			$3,096,016
	2/28/14								33,600	$201.04	$1,952,832

Brian J. Radecki		$121,875	$243,750	$487,500
	2/28/14				520	1,300	3,120				$674,544	(7)
	2/28/14							5,100			$1,025,304
	2/28/14								11,100	$201.04	$645,132

Francis A. Carchedi		$108,000	$216,000	$432,000
	2/28/14				520	1,300	3,120				$674,544	(7)
	2/28/14							5,100			$1,025,304
	6/3/14							4			$626
	2/28/14								11,100	$201.04	$645,132

Matthew F. W. Linnington		$121,875	$243,750	$487,500
	9/11/14							9,497			$1,500,146

John L. Stanfill	2/28/14				360	900	2,160				$466,992	(7)
	2/28/14							3,600			$723,744
	2/28/14								7,800	$201.04	$453,336
__________

(1)
Amounts shown in these columns are possible amounts payable under the Company’s cash incentive plan for 2014. The actual cash payments made in 2015 for 2014 performance under the Company’s cash incentive plan are reported in the Summary Compensation table above. The Company’s cash incentive plan in effect for 2014 is described more fully in the section titled “Compensation Discussion and Analysis—2014 Annual Cash Incentive Program” within this Proxy Statement.

(2)
Amounts shown in these columns are the possible number of shares that may vest pursuant to the three-year performance based restricted stock awards granted in February 2014 under the Company’s 2007 Plan, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2014 through December 31, 2016 and are subject to adjustment based on the Company’s TSR over the three-year performance period. See the section titled “Compensation Discussion and Analysis—2014 Multi-Year Performance Shares for a description of the material terms of these awards.

(3)
Amounts shown in this column represent restricted stock awards granted to named executive officers in 2014 in respect of achievement of 2013 non-GAAP net income goals, except with respect to (a) Mr. Linnington who did not receive a typical annual grant and instead received a one-time grant of time-based restricted stock in connection with his commencement of employment and (b) with respect to Mr. Carchedi’s service award of four shares granted on June 3, 2014 in connection with his 5th anniversary of employment with the Company pursuant to the Company’s service award program which grants anniversary awards to all employees on the same terms on every five-year anniversary. The closing price on the date of grant of Mr. Carchedi’s service award was $156.57. All service award grants are fully vested upon grant, but are subject to a one-year holding period.

(4)	Amounts shown in this column represent stock options granted to named executive officers in 2014 that vest in equal, annual installments over three years after the date of grant.

(5)	The exercise price is the closing price of our common stock on the date of grant, as reported on the Nasdaq Global Select Market.

(6)
The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 pursuant to SEC rules. For a discussion of the assumptions used in calculating the fair value of each equity award see Note 15 to the audited financial statements in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014.

(7)
Amount shown represents the grant date fair value computed in accordance with FASB ASC Topic 718 pursuant to SEC rules of the maximum number of shares that could be issued pursuant to the three-year performance based restricted stock awards, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2014 through December 31, 2016 and are subject to adjustment based on the Company’s TSR over the three-year performance period. For a discussion of the assumptions used in calculating the fair value of each equity award see Note 15 to the audited financial statements in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014.

NARRATIVES TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS
We have an employment agreement with Mr. Florance, and we have at will employment terms with Mr. Radecki, Mr. Carchedi and Mr. Linnington (and had at will employment terms with Mr. Stanfill prior to his resignation in 2014). Our employment agreement with Mr. Florance became effective as of January 1, 1998. All employees, including our named executive officers, are required to execute terms and conditions of employment, which state that employment is at will and set forth restrictive covenants, including duties of confidentiality, non-solicitation of customers and employees and non-competition. Mr. Radecki’s current employment terms became effective December 1, 1997. Mr. Carchedi’s current employment terms became effective June 4, 2009. Mr. Linnington’s current employment terms became effective May 8, 2014. Mr. Stanfill’s employment terms became effective April 28, 2001.

CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT
Pursuant to his employment agreement, Mr. Florance is entitled to receive base salary, an annual cash bonus, six weeks of paid vacation per year, the same health insurance, accident and disability insurance, life insurance, and other fringe benefits provided to most senior executives of the Company, and additional term life insurance coverage not to exceed $1 million (at a cost to the Company not to exceed $2,000 per year), payable as designated by Mr. Florance. Mr. Florance’s employment agreement automatically renews for successive one-year terms unless either the Company or Mr. Florance provides the other with written notice of termination at least three months prior to the end of the then-current term.

Pursuant to his employment agreement, Mr. Florance is subject to confidentiality and non-compete restrictive covenants. The non-compete restrictions apply during the term of the agreement, any period of time during which he remains employed with the Company “at will” and through the second anniversary of the date of his termination.

EQUITY AWARDS
All grants of equity awards made in 2014 were made under the Company’s 2007 Plan. In April 2007, the Company’s Board adopted the 2007 Plan, subject to stockholder approval. Stockholders approved the 2007 Plan in June 2007, an amendment to the 2007 Plan in June 2010, which increased the number of authorized shares that can be issued under the 2007 Plan by 1,300,000 shares; an amendment to the 2007 Plan in June 2011, which increased the Tax Code limit on the number of shares of common stock that may be granted under the 2007 Plan to any one participant during a calendar year; and an amendment to the 2007 Plan in June 2012, which increased the number of authorized shares that can be issued under the 2007 Plan by 900,000 shares. All shares of common stock that were authorized for issuance under the 1998 Plan that, as of June 7, 2007, remained available for issuance under the 1998 Plan (excluding shares subject to outstanding awards) were rolled into the 2007 Plan and, as of that date, no shares of common stock remained available for issuance pursuant to new awards under the 1998 Plan.

Stock options and annual performance-based restricted stock granted to named executive officers in 2014 and annual performance-based restricted stock granted in 2015 for performance in 2014, in each case pursuant to the named executive officers’ annual equity incentive grants, vest in equal installments over the first three anniversaries following the date of grant, except for grants of restricted stock subject to vesting based on pre-determined performance objectives which vest upon achievement of those objectives. Mr. Linnington also received a one-time grant of time-based restricted stock upon his commencement of employment that vests over four years from the date of grant. For a description of the criteria applied in determining the number of shares of restricted stock awarded in 2014 and 2015 for performance in 2013 and 2014, respectively, see “Compensation Discussion and Analysis–Equity Incentive Plan” above. For a discussion of the effect of a change of control on outstanding restricted stock and option awards, see “Potential Payments Upon Termination or Change of Control–Change of Control Provisions under the Company’s 1998 and 2007 Plans” below. For a discussion of the effect of Mr. Florance’s termination on his outstanding equity awards, see “Potential

Payments Upon Termination or Change of Control–Termination and Change of Control Provisions pursuant to Employment Agreements” below. Under the 2007 Plan, recipients of restricted stock are entitled to receive all dividends and other distributions, if any, paid with respect to the common stock. The Compensation Committee will determine if any such dividends or distributions will be automatically reinvested in additional shares of restricted stock and subject to the same restrictions as the restricted stock or whether the dividend or distribution will be paid in cash.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END
The following table summarizes the equity awards we have made to our named executive officers that are outstanding as of December 31, 2014.

Name	Option Awards(1)					Stock Awards
						Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)
	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Andrew C. Florance	12/12/2006	1,926		$51.92	12/11/2016
	2/27/2008	4,546		$43.99	2/26/2018
	3/12/2010	45,900		$42.29	3/11/2020
	3/4/2011	41,800		$57.16	3/3/2021
	2/21/2012	27,800	13,900	$58.95	2/20/2022
	3/11/2013	18,766	37,534	$102.16	3/10/2023
	2/28/14		33,600	$201.04	2/27/2024
						47,634(4a)	$8,747,031
								9,360	$1,718,777

Brian J. Radecki	2/21/2012		4,634	$ 58.95	2/20/2022
	3/11/2013	4,500	9,000	$102.16	3/10/2023
	2/28/2014		11,100	$201.04	2/27/2024
						13,800(4b)	$2,534,094
								3,120	$572,926

Francis A Carchedi	7/16/2009	10,000		$ 37.42	7/15/2019
	3/11/2013	4,033	8,067	$102.16	3/10/2023
	2/28/2014		11,100	$201.04	2/27/2024
						10,892(4c)	$2,000,098
								3,120	$572,926

Matthew F.W. Linnington						9,497(4d)	$1,743,934

John L. Stanfill(5)
__________

(1)
The dates of grant of each named executive officer’s stock option awards outstanding as of December 31, 2014 are set forth in the table above, and the vesting dates for each stock option award can be determined based on the vesting schedules described in this footnote. The stock option granted on July 16, 2009 became exercisable in installments of 25 percent on the first four anniversaries of the date of grant. All other awards of stock options in the table above are exercisable in installments of one third on the first three anniversaries of the date of grant, assuming continued employment.

(2)	Market value based on the closing price of the Company’s common stock as of December 31, 2014 of $183.63 per share.

(3)
Represents the maximum number of shares that could be issued pursuant to the three-year performance based restricted stock awards, which vest based on achievement of a three-year cumulative revenue goal for the period from January 1, 2014 through December 31, 2016 and are subject to adjustment based on the Company’s TSR over the three-year performance period.

(4a)
As of December 31, 2014, Mr. Florance held (i) 9,834 shares of restricted stock which vest in their entirety on February 21, 2015; (ii) 22,400 shares of restricted stock, which vest in equal installments on March 11, 2015 and 2016, and (iii) 15,400 shares of restricted stock, which vest in equal installments on February 28, 2015, 2016 and 2017.

(4b)
As of December 31, 2014, Mr. Radecki held (i) 3,300 shares of restricted stock, which vest in their entirety on February 21, 2015; (ii) 5,400 shares of restricted stock, which vest in equal installments on March 11, 2015 and 2016, and (iii) 5,100 shares of restricted stock, which vest in equal installments on February 28, 2015, 2016 and 2017.

(4c)
As of December 31, 2014, Mr. Carchedi held (i) 992 shares of restricted stock, which vest in their entirety on April 1, 2015, (ii) 4,800 shares of restricted stock, which vest in equal installments on March 11, 2015 and 2016, and (iii) 5,100 shares of restricted stock, which vest in equal installments on February 28, 2015, 2016 and 2017.

(4d)	As of December 31, 2014, Mr. Linnington held 9,497 shares of restricted stock, which vest in equal installments on September 11, 2015, 2016, 2017 and 2018.

(5)
Upon termination of employment, Mr. Stanfill forfeited all unvested options and shares of restricted stock and was required to exercise all vested options within 90 days of his resignation of employment.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2014
The following Option Exercises and Stock Vested table provides information about the value realized by the named executive officers on option award exercises and stock award vesting during the year ended December 31, 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Andrew C. Florance	—	—	169,400	$34,177,849
Brian J. Radecki	9,300	$1,398,682	42,067	$8,490,790
Francis A. Carchedi	—	—	23,796	$4,788,025
Matthew F.W. Linnington	—	—	—	—
John L. Stanfill	11,133	$1,323,964	36,967	$7,458,172
__________

(1)
With respect to shares of common stock sold upon exercise (on the date acquired), the value was calculated by multiplying the difference between the sale price per share and the exercise price per share by the number of shares sold and aggregating all such sales during 2014. With respect to shares of common stock held upon exercise, the value was calculated by multiplying the difference between the closing price of our common stock on the date of exercise and the exercise price per share by the number of shares acquired and aggregating all such exercises during 2014.

(2)	Calculated by multiplying the number of shares acquired upon vesting by the closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
This section discusses the incremental compensation that would be payable by the Company to each named executive officer in the event of a change of control of the Company or a termination of the named executive officer’s employment with the Company for various reasons described below, sometimes referred to herein as a “triggering event.” In accordance with applicable SEC rules, the following discussion assumes that the triggering event in question — the change of control, termination of employment, death or disability — occurred on December 31, 2014, the last business day of 2014.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a named executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees.

The actual amounts that would be paid upon a named executive officer’s termination of employment or change of control can only be determined at the time of the applicable event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Termination and Change of Control Provisions pursuant to Employment Agreements

Mr. Florance

The Company is permitted to terminate Mr. Florance’s employment at any time, without “cause”, upon 60 days written notice, and Mr. Florance may voluntarily terminate his employment for “good reason” upon at least 60 days written notice. “Cause” is defined as (a) a material failure by Mr. Florance to perform his duties, which remains uncured for 60 days after written notice of the failure is provided by the Company, (b) Mr. Florance being convicted of a felony or pleading nolo contendre to a felony, or (c) any other willful act or omission by Mr. Florance which materially harms the financial condition or business reputation of the Company. “Good reason” is defined as (a) requiring Mr. Florance to relocate more than 45 miles from his current principal office, (b) Mr. Florance ceasing involuntarily to be Chief Executive Officer of the Company or being required to perform duties that are materially inconsistent with those normally performed by a chief executive officer, (c) the Company materially reducing the nature of his authority and duties, (d) requiring Mr. Florance to report to someone other than the Board, (e) the Company materially breaching its obligations under his employment agreement, which remain uncured for 90 days after written notice is provided by Mr. Florance to the Company, or (f)  an acquisition or change of control of the Company occurring and Mr. Florance terminating his employment within one year after such event. For these purposes, an acquisition or change of control means (i) the acquisition of beneficial ownership of more than 50% of the outstanding common stock of the Company, (ii) election or appointment as directors comprising one-half or more of the Board of persons who were not nominated, recommended or appointed by the Company’s incumbent Board, (iii) the Company entering into a merger pursuant to which it is not the surviving entity, or (iv) sale by the Company of all or substantially all of its assets.

In the event that the Company terminates Mr. Florance’s employment without cause or if he terminates his employment for good reason, Mr. Florance is entitled to receive his base salary for one year payable in installments in accordance with the Company’s payroll practices, his bonus for the year in which the termination occurred, the immediate vesting of all of his unvested stock options and a gross-up payment, if any, to cover any taxes assessed under Section 4999 of the Tax Code. Upon termination by the Company without cause or by Mr. Florance for good reason, all of his unvested stock options will become immediately exercisable and he will have 180 days to exercise all vested options. If all or any portion of Mr. Florance’s stock options cannot be accelerated under the terms of the applicable stock incentive plan, Mr. Florance is entitled to receive cash consideration in lieu of acceleration for each share underlying that portion of his stock options that cannot be so accelerated equal to the excess (if any) of the highest closing price of the Company’s common stock during the 180 days following the executive's date of termination (or, if the Company is no longer publicly traded as of the date of termination, the per-share price in connection with the transaction(s) that resulted in the Company no longer being publicly traded) over the exercise price of such option.

Mr. Florance’s employment agreement also provides that in the event of his termination due to his disability or death, he (or his estate) would be entitled to receive (i) a prorated portion of his unvested stock options due to vest during the calendar year of his disability or death, and (ii) a prorated share of his bonus for the year of his disability or death. In the event of termination due to disability or his death, Mr. Florance (or his estate) would have one year to exercise all vested options. For the purposes of this analysis, which assumes a triggering event on December 31, 2014, he (or his estate) would be entitled to the full amount of his bonus for 2014.

Mr. Florance also has the right at any time to terminate his employment without good reason upon 180 days written notice to the Company, and the Company has the right at any time to terminate Mr. Florance for cause. In either such event, Mr. Florance would not be entitled to any base salary or fringe benefits for any period after termination, and he would forfeit any unvested stock options and his right to participate in the Company’s cash incentive program.

Mr. Linnington

In the event that the Company terminates Mr. Linnington’s employment without cause during the first 12 months of his employment, Mr. Linnington’s offer letter provides for a termination payment equal to 12 months’ base salary, subject to his execution of a release. Further, Mr. Linnington’s offer of employment provides for a termination payment equal to six months base salary if his employment is involuntarily terminated by the Company for any reason other than cause on or after the 12 month anniversary of his hire date, subject to his execution of a release.

Others

Except as may be provided to all employees of the Company generally and as provided pursuant to the Company’s stock incentive plans (as described below), Mr. Radecki, Mr. Carchedi, and Mr. Stanfill are not entitled to any post-employment compensation if their employment is terminated without cause.

Change of Control Provisions under the Company’s 1998 and 2007 Plans

Pursuant to the Company’s 1998 Plan and 2007 Plan and related award agreements, upon a change of control, all options will immediately vest and all restrictions on stock grants will lapse. For purposes of the stock incentive plans, a “change of control” means: (a) acquisition by a third party of more than 80% of the undiluted total voting power of the Company's then outstanding securities eligible to vote to elect members of the Board, (b) consummation of a merger or consolidation of the Company into any other entity, unless the holders of the Company’s voting securities outstanding immediately before such transaction hold securities that represent immediately after such merger or consolidation at least 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent, or (c) the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated. Further, upon a substantial corporate change, if awards are not assumed, substituted or continued, the awards shall immediately vest and become exercisable before the consummation of the transaction. For purpose of the stock incentive plans, a “substantial corporate change” means: (w) dissolution or liquidation of the Company, (x) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation, (y) the sale of substantially all of the assets of the Company to another corporation, or (z) with respect to the 1998 Plan, any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company, and, with respect to the 2007 Plan, a person acquires ownership of 100% of the combined voting power of all classes of stock of the Company.

The table below summarizes the potential termination and change of control payments described above for each of the named executive officers, excluding any payments that may be available under the Company’s company-wide severance plan, which provides payments that do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, including the named executive officers. The terms defined above apply to those used in this table. Unless otherwise specifically noted below, all amounts assume that the triggering event in question — the termination upon a change of control, termination without cause or for good reason, death or disability — occurred on December 31, 2014, the last business day of 2014.

Name	Termination by Company “without cause” other than upon change of control		Termination by Executive for “good reason” other than upon change of control		Termination due to death or disability		Termination upon change of control		Change of control without termination(1)
Andrew C. Florance	$6,755,947	(2)	$6,755,947	(2)	$1,310,000	(3)	$18,867,299	(4)	$15,256,755
Brian J. Radecki	—		—		—		$4,418,017	(1)	$4,418,017
Francis A. Carchedi	—		—		—		$3,230,242	(1)	$3,230,242
Matthew F.W. Linnington	$325,000	(5)	—		—		$1,743,934	(1)	$1,743,934
John L. Stanfill(6)	—		—		—		—		—
____________

(1)
Consists of the values realizable by the named executive officers with respect to unvested stock options (that are in-the-money) and restricted stock under the Company’s 1998 and 2007 Plans in the event of a change of control or substantial corporate change, as defined in the plans and described above, as of December 31, 2014, which values are summarized in the table below. The intrinsic value of the stock options was calculated by multiplying the number of shares underlying the unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock ($183.63) on December 31, 2014, excluding options with an exercise price greater than the closing price on December 31, 2014. The intrinsic value of the restricted stock was calculated using the closing price of the Company’s common stock on December 31, 2014 ($183.63).

Name	Unvested (in-the-money) Options (# shares)	Intrinsic Value	Unvested Restricted Stock (# shares)	Intrinsic Value	Total
Andrew C. Florance	51,434	$4,790,947	56,994	$10,465,808	$15,256,755
Brian J. Radecki	13,634	$1,310,997	16,920	$3,107,020	$4,418,017
Francis A. Carchedi	8,067	$657,218	14,012	$2,573,024	$3,230,242
Matthew F.W. Linnington	0	—	9,497	$1,743,934	$1,743,934

(2)
Includes base salary for one year ($655,000), bonus for 2014 ($1,310,000), and the immediate vesting of all unvested stock options ($4,790,947). The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock ($183.63) on December 31, 2014, excluding options with an exercise price greater than the closing price on December 31, 2014.

(3)	Consists of the cash incentive bonus for 2014.

(4)
Mr. Florance’s employment agreement provides for a termination payment if there is an acquisition or change of control of the Company and Mr. Florance terminates his employment within one year after that event. Assuming, for these purposes, that those conditions are met as of December 31, 2014, Mr. Florance would be entitled to the amount set forth, which includes base salary for one year ($655,000), his cash incentive bonus for 2014 ($1,310,000), the immediate vesting of all unvested stock options ($4,790,947) and all unvested restricted stock ($10,465,808) under the respective stock incentive plans, and an estimated gross-up payment to cover taxes assessed under Section 4999 of the Tax Code ($1,645,544). The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the closing price of the Company’s common stock ($183.63) on December 31, 2014, excluding options with an exercise price greater than the closing price on December 31, 2014. The value of the restricted stock was calculated by multiplying the number of outstanding restricted shares by the closing price of the Company’s common stock on December 31, 2014 ($183.63).

(5)
Mr. Linnington’s offer of employment provides for a termination payment equal to 12 months base salary if his employment is involuntarily terminated by the Company for any reason other than cause during the first 12 months after his hire date, subject to his execution of a release. Further, Mr. Linnington’s offer of employment provides for a termination payment equal to six months base salary if his employment is involuntarily terminated by the Company for any reason other than cause on or after the 12 month anniversary of his hire date, subject to his execution of a release.

(6)	Mr. Stanfill resigned prior to December 31, 2014 and did not receive any severance payments in connection with his termination.

Company-Wide Severance Policy

As described above under “Termination and Change of Control Payments,” in 2008, the Company adopted a company-wide severance plan that provides payments that do not discriminate in scope, terms or operation in favor of executive officers of the Company and that are available generally to all salaried employees, including the named executive officers. Pursuant to the company-wide severance policy, full-time staff who are part of a position reduction may receive severance pay equal to two weeks current base pay for the first year or less of employment, plus one week current base pay for each completed additional year of continuous service (up to a 16-week maximum payout) in exchange for a full release of claims. In the event of termination of employment as a result of a position reduction, under the Company-wide severance policy as of December 31, 2014, Mr. Radecki would be entitled to $115,385, Mr. Carchedi would be entitled to $41,538, and Mr. Stanfill would have been entitled to $104,615. Mr. Florance would be entitled to the payments set forth in his employment agreement and Mr. Linnington would be entitled to the payment set forth in his offer letter, each of which are described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
None of our executive officers or directors engaged in or had a direct or indirect interest in any transactions with us during fiscal year 2014 that are required by SEC rules to be disclosed in this Proxy Statement.

The Board recognizes that Interested Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In April 2006, the Board delegated authority to the Audit Committee to review and approve Interested Transactions, and the Audit Committee has adopted written procedures as detailed below for the review, approval, or ratification of Interested Transactions.

Pursuant to the Audit Committee’s procedures, an “Interested Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (b) the Company is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Party” is any (a) person who is or was (since the beginning of the last year for which the Company has filed an annual report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) greater than 5% beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person.

The Audit Committee will review all of the relevant facts and circumstances of all Interested Transactions and either approve or disapprove of the entry into the Interested Transaction, subject to a limited list of enumerated transactions which are deemed to be pre-approved as described in the Interested Transactions policy. In determining whether to approve an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our directors and executive officers, and anyone who beneficially owns more than 10% of our common stock, file with the SEC reports of initial ownership and reports of changes in ownership of our common stock, and to furnish us with copies of those reports. Based solely on a review of the reports furnished to us and on written representations from reporting persons, we believe that during 2014, our directors, executive officers and 10% stockholders filed the required reports under Section 16(a) on a timely basis, with the exception of Mr. Carchedi who inadvertently did not timely file one Form 4 in order to report one transaction involving 504 shares of common stock withheld for payment of taxes upon vesting of a restricted stock award on April 1, 2014. Mr. Carchedi made the required disclosure on a Form 4 that was filed with the SEC on April 11, 2014.

OTHER INFORMATION
We have made available a copy of our Annual Report for the year ended December 31, 2014 and our annual report on Form 10-K for the year ended December 31, 2014 with this Proxy Statement. In addition, you may obtain a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, without charge by sending a written request to Rich Simonelli, Vice President of Investor Relations, CoStar Group, Inc., 1331 L Street N.W., Washington, DC 20005.

If you and others who share your mailing address own common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one set of proxy materials from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of the Notice of Availability of Proxy Materials has been sent to your address. Each stockholder will continue to receive a separate voting instruction form. If you would like to revoke your consent to householding and in the future receive your own Notice of Availability of Proxy Materials or your own set of proxy materials, as applicable, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Financial Services, Inc. either by calling 1-800-542-1061 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood NY 11717.  A revocation of consent to householding will be effective 30 days following its receipt. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials for the Annual Meeting to a stockholder at a shared address to which a single copy of the materials was delivered. This request should be made by sending a written request to Rich Simonelli, Vice President of Investor Relations, CoStar Group, Inc., 1331 L Street N.W., Washington, DC 20005 or by calling Mr. Simonelli at (202) 346-6500.

This Proxy is solicited on behalf of the Board of Directors. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. We have also retained Innisfree M&A Incorporated to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost not to exceed $15,000, plus reasonable expenses. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, by mail, telegram, facsimile, or other electronic or other means. Innisfree M&A Incorporated will request that brokerage houses, banks and other custodians forward proxy material to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. Broadridge Financial Services, Inc. will act as proxy tabulator.

Appendix A

COSTAR GROUP, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, the purpose of this CoStar Group, Inc. Amended and Restated Employee Stock Purchase Plan (“Plan”) is to provide eligible employees of CoStar Group, Inc. (the “Company”) and certain of its subsidiaries with the opportunity to purchase shares of the Company’s common stock (“Common Stock”) at a 10% discount.
WHEREAS, the Board of Directors initially approved the Plan by unanimous written consent dated effective April 17, 2006.
WHEREAS, the Stockholders of the Company approved the Plan at the Annual Meeting of Stockholders held on June 8, 2006.
WHEREAS, the Board of Directors of the Company approved certain amendments to the Plan to clarify certain definitions related to the offering periods and exercise dates and to make certain other administrative changes, all of which amendments are incorporated into the Plan as set forth below. Further, the Board of Directors of the Company approved certain amendments to the Plan to set forth a maximum number of shares that can be purchased in any offering period, which amendments are incorporated into the Plan as set forth below.
WHEREAS, on April 6, 2015 the Board of Directors of the Company approved an amendment and restatement of the Plan to increase the number of shares available for issuance under the Plan by 100,000 shares, subject to approval by the Stockholders of the Company, which such amendment and restatement is incorporated into this Plan as set forth below. All references to the “Plan” herein refer to the Plan as so amended and restated.
1.Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by one or more committees or subcommittees appointed by the Board (a “Committee”). The Board or a Committee (in either case, the “Administrator”) may delegate to one or more individuals the day-to-day administration of the Plan. The Administrator shall have full power and authority to promulgate any rules and regulations which it deems necessary or advisable for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with the administration of the Plan as it deems necessary or advisable, consistent with any delegation from the Board; provided, however, the administration of the Plan shall be consistent with Rule 16b-3 under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Administrator shall be final and binding upon all participants and all other persons. The Company shall pay all expenses incurred in connection with the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Option (as defined in Section 9) granted hereunder.

Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Internal Revenue

Code (the “Code”)) designated by the Board or a Committee from time to time (a “Designated Subsidiary”), are eligible to participate in the Plan provided that:

(a)they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)they are employees of the Company or a Designated Subsidiary on the applicable Offering Commencement Date (as defined below).

For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary; provided that where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.
No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.
Eligible employees who elect to participate in the Plan are referred to herein as “participants”.
3.    Offering Periods. Each offering period under the Plan will be two weeks beginning on the second Saturday preceding each of the Company’s regular pay dates (the “Offering Commencement Date”) and ending on each of the Company’s regular pay dates (the “Offering Period”); provided, that if the regular pay date of a particular Offering Period falls on a day that is a Company holiday, that Offering Period shall be deemed to end as of the pay date on which regular Compensation (as defined below) is disbursed or paid to employees by the Company during the Offering Period (generally the last business day prior to the regular pay date) (such pay date or the regular pay date during the Offering Period, as applicable, the “Exercise Date”) and the applicable Offering Period will be shortened accordingly. Any such shortening of an Offering Period shall have no effect on the Offering Commencement Date or the duration of previous or subsequent Offering Periods. For purposes hereof, the term “pay date” shall mean the date as of which Compensation is disbursed or paid by the Company to its employees, not the date as of which Compensation is earned; and the term “regular pay date” shall mean every other Friday on which the Company typically disburses or pays Compensation to its employees. During each Offering Period, payroll deductions will be made on behalf of a participant from one or more paychecks paid by the Company to such participant during the Offering Period. Such payroll deductions will be held for the purchase of Common Stock at the end of the Offering Period. The Administrator may, at any time and at its discretion, change the frequency and/or duration of Offering Periods with respect to future Offering Periods.
4.    Participation. An eligible employee may participate in the Plan by completing and forwarding a payroll deduction authorization form to the Company’s benefits office or by any other method which the Administrator specifies no later than 5:00 p.m., Eastern Time, on the last business day prior to the applicable Offering Commencement Date. The payroll deduction authorization form will authorize a regular payroll deduction from the Compensation received by the participant during the Offering Period. Unless a participant files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offering Periods under the Plan as long as the Plan remains in effect (subject to

Section 11 below). As used herein, the term “Compensation” means total compensation subject to federal income tax and paid to the participant by the Company, excluding reimbursements or other expense allowances, fringe benefits, relocation expenses, stock-based compensation and severance benefits.  For purposes of the Plan, (a) salary deferrals in connection with participation in the Plan or any other plan or arrangement (such as Section 401(k), Section 125 or qualified transportation fringe benefit) shall be included as Compensation, and (b) compensation shall be recognized only for the period in which a person is actually an eligible participant of the Plan. Further, for purposes of the Plan, references to Compensation disbursed or paid by the Company shall include compensation disbursed or paid by a Designated Subsidiary, as the case may be, and the term “Company” in such context shall include any Designated Subsidiary.
5.    Deductions. The Company will maintain payroll deduction accounts for all participants. With respect to the Plan, a participant may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Offering Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in 1% increments of Compensation, between 1% and 15%, with any change in compensation paid during the Offering Period to result in an automatic corresponding change in the dollar amount withheld as soon as administratively practical.
6.    Deduction Changes. A participant may increase, decrease or discontinue his or her payroll deduction for a subsequent Offering Period by filing a new payroll deduction authorization form, or indicating a change by any other method which the Administrator specifies, no later than 5:00 p.m., Eastern Time, on the last business day prior to the applicable Offering Commencement Date. If a participant elects to discontinue his or her payroll deductions, but does not elect to withdraw his or her funds pursuant to Section 8 below, funds deducted prior to such participant’s election to discontinue will be applied to the purchase of Common Stock on the Exercise Date. The Administrator may (i) establish rules limiting the frequency with which participants may change, discontinue and resume payroll deductions under the Plan and may impose a waiting period on participants wishing to resume payroll deductions following discontinuance, and (ii) change the rules regarding discontinuance of participation or changes in participation in the Plan. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, the Administrator may reduce a participant’s payroll deductions to zero percent (0%) at any time during an Offering Period scheduled to end during the current calendar year. Payroll deductions shall re-commence at the rate provided in such participant’s enrollment form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless participation in the Plan is discontinued by the participant.
If a participant has not followed the procedures prescribed by the Administrator to change the rate of payroll deductions or to discontinue the payroll deductions, the rate of payroll deductions shall continue at the properly elected rate in effect until such rate is changed in accordance with Plan procedures.
7.    Interest. All payroll withholdings hereunder shall be held in the corporate general account. Interest will not be paid on any participant accounts, except to the extent that the Administrator, in its sole discretion, elects to credit participant accounts with interest at such per annum rate as it may from time to time determine.

8.    Withdrawal of Funds. Except as otherwise provided by the Administrator pursuant to Section 6 hereof, a participant may at any time prior to 5:00 p.m., Eastern time, on the fifth business day prior to the Exercise Date and for any reason permanently draw out the balance accumulated in the participant’s account and thereby withdraw from participation in an Offering Period by notifying the Company by whatever method specified by the Administrator. Partial withdrawals are not permitted. The participant may not begin participation again during the remainder of the Offering Period. The participant may participate in any subsequent Offering Period in accordance with terms and conditions established by the Administrator.

9.    Purchase of Shares. On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (the “Option”) to purchase whole shares of Common Stock of the Company on the Exercise Date at the Option Price hereinafter provided for.

Notwithstanding the above, no participant may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to exceed the lesser of (a) $25,000 of the fair market value of such Common Stock (determined as of each Offering Commencement Date) for each calendar year in which the Option is outstanding at any time or (b) 100,000 shares of Common Stock (determined as of each Offering Commencement Date) in any Offering Period.
The price for each share purchased under the Plan will be 90% of the closing price of the Common Stock on the Exercise Date, rounded to the nearest $0.01 (the “Option Price”). Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq Global or Global Select Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.
Unless an employee withdraws from participation prior to the Exercise Date pursuant to the terms hereof, each such employee who is a participant in the Plan on the Offering Commencement Date shall be deemed to have exercised his or her Option at the Option Price on the Exercise Date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions as of the Exercise Date will pay for, but not in excess of the maximum number determined in the manner set forth above.
Any balance remaining in a participant’s payroll deduction account at the end of an Offering Period will be automatically refunded to the participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the participant’s payroll deduction account for the Plan, except that if the participant requests a refund of the residual, in accordance with procedures established by the Administrator, or if the participant terminates his or her employment, the balance shall then be refunded.
10.    Issuance of Shares. Shares of Common Stock purchased under the Plan may be issued only in the name of the participant, in the name of the participant and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the participant. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares.

11.    Rights on Retirement, Death or Termination of Employment. In the event of a participant’s termination of employment for any reason (including death), the participant’s participation in the Plan shall terminate effective as of the Offering Commencement Date immediately following such termination, and after the Exercise Date of the Offering Period during which such participant’s employment was terminated no payroll deduction shall be taken from any pay due and owing to such participant and the balance in the participant’s account shall be paid to the participant or, in the event of the participant’s death, (a) to a beneficiary previously designated in a revocable notice signed by the participant (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the participant’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion or as may be required under applicable law, designate. In the event that the Designated Subsidiary by which a participant is employed shall cease to be a subsidiary of the Company or the participant is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the participant shall be deemed to have terminated employment as of the date of such action, and, as set forth above, the participant’s participation in the Plan shall terminate effective as of the Offering Commencement Date immediately following such termination.

12.Optionees Not Stockholders; No Enlargement of Employee Rights. Neither the granting of an Option to a participant nor the deductions from his or her pay shall constitute such participant a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her. In addition, nothing contained in this Plan shall be deemed to give any participant the right to be retained in the employ of the Company or of the Designated Subsidiary or to interfere with the right of the Company or the Designated Subsidiary to discharge any participant at any time.

13.Rights Not Transferable. Rights under this Plan and Options granted under this Plan are not transferable by a participant other than by will or the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan.

14.Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

15.Adjustment in Case of Changes Affecting Common Stock. If the outstanding shares of Common Stock are increased or decreased, or are changed into or are exchanged for a different number or kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Board or the Committee, the Board may make appropriate adjustments in the number and/or kind of shares, and the per-share exercise price thereof, which may be issued in the aggregate and to any participant upon exercise of Options granted under the Plan. The Board’s determinations under this Section 15 shall be conclusive and binding on all parties.

16.Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the same securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Administrator shall take such steps in connection with such merger or consolidation as the Administrator shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Administrator as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participants; or (iii) all outstanding Options may be cancelled by the Administrator as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or a Committee, which date shall not be less than three (3) business days preceding the effective date of such transaction.
17.Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (i) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased during any Offering Period plus the number of shares purchased during previous Offering Periods under this Plan exceeds the maximum number of shares issuable or available under this Plan, the Administrator will allot the shares then available on a pro rata basis.

19.Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participants shall be promptly refunded.

20.Governmental Regulations. The Company shall have no obligation to sell and deliver shares of Common Stock under this Plan unless and until (i) it has taken all actions required to register the shares of Common Stock under the Securities Act of 1933; (ii) any applicable listing requirement of any stock exchange or the Nasdaq Global or Global Select Market (to the extent the Common Stock is then so listed or quoted) for the Common Stock is met; and (iii) all other applicable provisions of state and federal law have been satisfied.

21.Governing Law. The Plan shall be governed by Maryland law except to the extent that such law is preempted by federal law.

22.Available Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source. A maximum of 200,000 shares (subject to adjustment as set forth in Section 15) shall be available for issuance under the Plan.

23.Notification Upon Sale of Shares. Each participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the Exercise Date as of which such shares were purchased (the deemed date of grant pursuant to the Code). As a condition to the exercise of an Option, the Company may require the participant exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if such a representation is required by applicable law.

24.Withholding. Each participant shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Administrator for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such participant pursuant to the Plan. The Company may deduct, to the extent permitted by law, any such taxes from any payment of any kind otherwise due to a participant.

25.Effective Date and Approval of Shareholders. The Plan shall be effective July 1, 2006, subject, however, to approval of the Plan by the stockholders of the Company as required by Section 423 of the Code, which stockholder approval must occur within twelve months of the adoption of the Plan by the Board. No Option granted under this Plan may be exercised unless or until such stockholder approval has been obtained.

Amended and Restated by the Board of Directors effective April 6, 2015

Appendix B

COSTAR GROUP, INC.
1331 L STREET NW
WASHINGTON, DC 20005
ATTN: JONATHAN COLEMAN

VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all the nominees listed:

1. Election of Directors	For	Against	Abstain
01 Michael R. Klein	☐	☐	☐
02 Andrew C. Florance	☐	☐	☐
03 Michael J. Glosserman	☐	☐	☐
04 Warren H. Haber	☐	☐	☐
05 John W. Hill	☐	☐	☐
06 Christopher J. Nassetta	☐	☐	☐
07 David J. Steinberg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000244009_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

COSTAR GROUP, INC.
Annual Meeting of Stockholders
June 3, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, each dated April 20, 2015, and the 2014 Annual Report, hereby revokes any proxy or proxies previously given and hereby appoints Michael R. Klein, Andrew C. Florance and Brian J. Radecki, or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2015 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 1331 L Street, NW, Washington, DC 20005, at 10:00 a.m. local time on Wednesday, June 3, 2015, and any adjournment or postponement thereof, with the same effect as if undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this Proxy card.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" APPROVAL OF ALL OTHER PROPOSALS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000244009_2 R1.0.0.51160